                                  EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT

                           DATED AS OF JULY 24, 2000

                                 BY AND AMONG

                              HEALTHCENTRAL.COM,

                             HCC SUBSIDIARY CORP.,

                            DRUGEMPORIUM.COM, INC.,

                                      AND

                              DRUG EMPORIUM, INC.

                               TABLE OF CONTENTS

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                                                                                                Page
ARTICLE I     CERTAIN DEFINITIONS............................................................     1

ARTICLE II    SALE OF ASSETS; PURCHASE PRICE.................................................    11

    2.01      Sale of the Acquired Assets and Purchase Price.................................    11
    2.02      Excluded Assets................................................................    15
    2.03      Liabilities....................................................................    15
    2.04      Purchase Price Adjustment......................................................    16
    2.05      Treatment of Purchase Price....................................................    17
    2.06      Escrow Agreement...............................................................    18
    2.07      Services Agreement.............................................................    18
    2.08      Repurchase of Inventory........................................................    19

ARTICLE III   CLOSING AND PAYMENT OBLIGATION.................................................    19

    3.01      Closing........................................................................    19
    3.02      Deliveries by the Seller.......................................................    19
    3.03      Deliveries by the Purchaser....................................................    20

ARTICLE IV    ADDITIONAL AGREEMENTS..........................................................    21

    4.01      Agreement Not to Compete and to Maintain Confidentiality.......................    21
    4.02      Investigation..................................................................    23
    4.03      Conduct of the Business Pending the Closing....................................    23
    4.04      Taxes, Fees and Expenses.......................................................    25
    4.05      Employees......................................................................    25
    4.06      Change and Assignment of Name..................................................    26
    4.07      Maintenance of Books and Records...............................................    26
    4.08      Bulk Sales Law.................................................................    26
    4.09      No-Shop........................................................................    27
    4.10      Inaccuracy of Schedules........................................................    27
    4.11      Public Disclosure..............................................................    27
    4.12      Consents.......................................................................    27
    4.13      Legal Conditions to Closing....................................................    27
    4.14      Expenses.......................................................................    28
    4.15      Filing of Certificate of Designation and Preferences...........................    28
    4.16      Restrictions on Transferability and Registration Rights........................    28
    4.17      Advisory Board Seat............................................................    38
    4.18      Pharmacy Licenses..............................................................    38
    4.19      Further Cooperation............................................................    38

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SHAREHOLDER...................    39
    5.01      Organization...................................................................    39
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                               TABLE OF CONTENTS
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                                                                                                       Page
    5.02      Capital Stock and Related Matters.................................................       39
    5.03      Authorization.....................................................................       39
    5.04      Valid and Binding.................................................................       39
    5.05      No Violation......................................................................       40
    5.06      Consents and Approvals............................................................       40
    5.07      Financial Statements..............................................................       40
    5.08      Interim Operations.................................................................      41
    5.09      Undisclosed Liabilities...........................................................       42
    5.10      Taxes.............................................................................       43
    5.11      Condition of Property and Inventory...............................................       43
    5.12      Contracts and Commitments.........................................................       44
    5.13      Intellectual Property and.........................................................       44
    5.14      Title to the Assets...............................................................       47
    5.15      Environmental Matters.............................................................       47
    5.16      Insurance.........................................................................       47
    5.17      Employees and Labor Relations.....................................................       47
    5.18      Licenses; Permits.................................................................       48
    5.19      Litigation........................................................................       49
    5.20      Court Orders, Decrees, and Laws...................................................       49
    5.21      Employee Benefit Plans; ERISA.....................................................       50
    5.22      Customers and Vendors.............................................................       53
    5.23      Real Property.....................................................................       54
    5.24      Accounts Receivable...............................................................       55
    5.25      Broker's Fees.....................................................................       55
    5.26      Related-Party Transactions........................................................       56
    5.27      Disclosure........................................................................       56

ARTICLE VI    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND HCC...........................       56

    6.01      Corporate Organization............................................................       56
    6.02      Authorization.....................................................................       56
    6.03      Consents and Approvals of Governmental Authorities................................       57
    6.04      No Violation......................................................................       57
    6.05      HCC Capital.......................................................................       57
    6.06      SEC Filings; Financial Statements.................................................       57
    6.07      Broker's Fees.....................................................................       58
    6.08      Undisclosed Liabilities...........................................................       58
    6.09      Taxes.............................................................................       58
    6.10      Intellectual Property and Technology..............................................       59
    6.11      Title to the Assets...............................................................       61
    6.12      Environmental Matters.............................................................       61
    6.13      Licenses; Permits.................................................................       62
    6.14      Litigation........................................................................       62
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                                           -ii-
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                               TABLE OF CONTENTS

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    6.15      Court Orders, Decrees, and Laws..............................................         63
    6.16      Disclosure...................................................................         63

ARTICLE VII   CONDITIONS OF CLOSING........................................................         63

    7.01      Conditions Precedent to the Obligations of the Purchaser Hereunder...........         63
    7.02      Conditions Precedent to the Obligations of the Seller Hereunder..............         65

ARTICLE VIII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..................         66

    8.01      Survival of Representations and Warranties...................................         66
    8.02      Notice of Damages............................................................         66
    8.03      Agreements to Indemnify......................................................         66
    8.04      Conditions of Indemnification of Third Party Claims..........................         67
    8.05      Limitation...................................................................         68
    8.06      Arbitration..................................................................         68
    8.07      Section 4.16(f) Indemnification..............................................         69
    8.08      Subrogation..................................................................         69

ARTICLE IX    TERMINATION..................................................................         69

    9.01      Termination of Agreement.....................................................         69
    9.02      Effect of Termination........................................................         70

ARTICLE X     MISCELLANEOUS PROVISIONS.....................................................         70

   10.01      Notices......................................................................         70
   10.02      Binding; No Assignment.......................................................         71
   10.03      Severability.................................................................         71
   10.04      Governing Law; Consent to Jurisdiction and Venue; Attorneys' Fees............         72
   10.05      Counterparts.................................................................         72
   10.06      Headings.....................................................................         72
   10.07      Entire Agreement; Amendment; Waiver..........................................         72
   10.08      Third Parties................................................................         72
   10.09      No Presumption...............................................................         72
   10.10      Gender; Tense, Etc...........................................................         72
   10.11      Reference to Days............................................................         73

                           ASSET PURCHASE AGREEMENT
                           ------------------------

         This ASSET PURCHASE AGREEMENT, is entered into as of July 24, 2000, by and among HealthCentral.com, a Delaware corporation ("HCC"), HCC Subsidiary Corp., a Delaware corporation (the "Purchaser"), DrugEmporium.com, Inc., a Delaware corporation (the "Seller"), and Drug Emporium, Inc., a Delaware corporation (the "Shareholder").

         WHEREAS, the Seller is an online e-commerce store that sells prescriptions, over-the-counter medications, wellness, nutrition, beauty, spa and other drugstore and household merchandise (the "Business");

         WHEREAS, the Shareholder owns a majority of the issued and outstanding shares of capital stock of the Seller, and HCC owns all of the issued and outstanding shares of Purchaser;

         WHEREAS, the Boards of Directors of the Seller, Shareholder, HCC and Purchaser deem it advisable and in their respective best interests that the Seller sell to the Purchaser all assets related to the Business in consideration for convertible preferred shares of HCC and the Purchaser's assumption of certain obligations, on the terms and subject to the conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS
                              -------------------

         As used in this Agreement each of the following terms shall have the following meaning:

         "AAA" shall mean the American Arbitration Association in Wilmington,
          ---
Delaware.

         "Accounts Receivable" shall mean any and all amounts and other
          -------------------
obligations owed to the Seller by reason of a sale of a good or provision of a service in the ordinary course of the Seller's conduct of the Business.

         "Acquired Assets" shall mean all of the assets, properties, and rights
          ---------------
of every kind and description of the Seller pertaining to the Business, other than the Excluded Assets, with such additions thereto or deletions therefrom as may be permitted by the terms of this Agreement, including without limitation:

               (a) all computer equipment, machinery, furniture, fixtures, equipment and other tangible personal property owned by the Seller and relating to the Business (the "Owned Tangible Property"), including without limitation that listed and described on Schedule 1.01(a) hereto and the Seller's rights
                             ----------------
under all related warranties;

               (b) all of the Seller's interest in the Real Property and Leased Tangible Property, including without limitation that listed and described on
Schedule 1.01(b) hereto;
----------------

               (c) all inventory of the Seller, including without limitation the items listed and described on Schedule 1.01(c) hereto;
                                  ----------------

               (d) all prepaid expenses and deposits of Seller, including without limitation those listed and described on Schedule 1.01(d) hereto;
                                                 ----------------

               (e) all Owned Intellectual Property of the Seller (including without limitation the registrations and applications listed and described on
Schedule 1.01(e) hereto) and all of the Seller's right, title and interest in,
----------------
to and under the Licensed Intellectual Property;

               (f) the name "DEC.com" or any combination of words in which the name "DEC" appears in combination with ".com," any rights associated with such name and the right to use such name in all jurisdictions in which Seller currently uses any such name or has any right to use any such name;

               (g) all of the Seller's rights and interest in, to and under the Existing Contracts relating to the Business, including without limitation those listed on Schedule 1.01(g), except for the contracts or agreements that are
          ----------------
Excluded Assets;

               (h) all customer, lead, mailing, circulation, purchaser and all other lists, accounts, books and records (including without limitation those relating to (x) the Transferred Employees, (y) the purchase of materials, supplies or services, and (z) the production and sale of products or services, including all correspondence and other files) related to the Business, and all other existing records of the Seller, and all computerized records, together with the related documentation used in connection therewith;

               (i) all claims (including but not limited to claims under the Seller's insurance policies), causes of action and choses in action of the Seller arising from or relating to the Business;

               (j)  all transferable Authorizations;

               (k) any and all rebates, slotting fees, pallet allowances, advertising allowances or other rebates or payments from manufacturers or suppliers received by Shareholder or Seller after the Closing in respect of the Final Inventory.

               (l)  all Accounts Receivable; and

               (m) any and all proceeds arising from insurance claims relating to the Acquired Assets paid to the Seller between the date hereof and the Closing Date.

         "Adjusted Inventory Schedule" shall have the meaning ascribed to such
          ---------------------------
term in Section 2.04(c).

         "Affiliate" shall mean an affiliate of an individual or entity as the
          ---------
term "affiliate" is defined in the rules and regulations promulgated under the Securities Act.

         "Agreement" shall mean this Asset Purchase Agreement as from time to
          ---------
time amended in accordance with the terms hereof and all schedules and exhibits hereto.

         "Assumed Liabilities" shall have the meaning ascribed to such term in
          -------------------
Section 2.03(a).

         "Authorizations" shall have the meaning ascribed to such term in
          --------------
Section 5.18.

         "Average Trading Price" shall mean the average closing price of HCC
          ---------------------
Common Stock as reported on the Nasdaq National Market or such other stock exchange, stock market or trading system which constitutes the primary trading market for HCC Common Stock for the applicable period of time.

         "Bankruptcy Exceptions" as such term relates to the enforceability of
          ---------------------
any agreement or commitment, shall have the meaning ascribed to such term in
Section 5.04.

         "Benefit Plans" shall have the meaning ascribed to such term in Section
          -------------
5.21(a).

         "Business" shall have the meaning ascribed to such term in the
          --------
Recitals.

         "Change of Control of HCC or Purchaser" shall mean (a) the sale of all
          -------------------------------------
or substantially all of the assets of HCC to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, HCC, or (b) a merger, consolidation or other reorganization or other form of business transaction in which HCC is not the surviving entity or becomes owned entirely by another entity, unless at least fifty percent (50%) of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportion as such persons and entities beneficially held the outstanding voting securities of HCC immediately prior to such transaction, or (c) the sale or other change of beneficial ownership of the outstanding voting securities of HCC such that any person or "group" as that term is defined under the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of more than 50% of the outstanding voting securities of HCC.

         "Change of Control of Shareholder" shall mean (a) the sale of all or
          --------------------------------
substantially all of the assets of Shareholder to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, Shareholder, or (b) a merger, consolidation or other reorganization or other form of business transaction in which Shareholder is not the surviving entity or becomes owned entirely by another entity, unless at least fifty percent (50%) of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportion as such persons and entities beneficially held the outstanding voting securities of Shareholder immediately prior to such transaction, or (c) the sale or other change of beneficial ownership of the outstanding voting securities of Shareholder such that any person or "group" as that term is defined under the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of more than 50% of the outstanding voting securities of Shareholder.

         "Change of Control Event" shall have the meaning ascribed to such term
          ------------------------
in Section 2.01.

         "Claims" shall have the meaning ascribed to such term in Section 8.02.
          ------

         "Closing" shall have the meaning ascribed to such term in Section 3.01.
          -------

         "Closing Date" shall have the meaning ascribed to such term in Section
          ------------
3.01.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.
          -----

         "Damages" shall have the meaning ascribed to such term in Section
          -------
8.03(a).

         "Disputed Item" shall have the meaning ascribed to such term in Section
          -------------
2.04(b).

         "Earn-Out Payment" shall mean the Fiscal 2001 Earn-Out Payment or the
          ----------------
Fiscal 2002 Earn-Out Payment, as applicable.

         "Effectiveness Period" shall have the meaning set forth in Section
          --------------------
4.16(a).

         "Employee" shall have the meaning ascribed to such term in Section
          --------
5.17(b).

         "Encumbrance" shall mean any claim, mortgage, pledge, lien, security or
          -----------
other third party right or interest of any kind whatsoever, conditional sales agreement, option, encumbrance or charge of any kind affecting real or personal property.

         "Environmental Claims" shall mean any and all claims, actions, causes
          --------------------
of action, or other written notices by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or civil or criminal penalties) arising out of or resulting from (a) circumstances forming the basis of any violation of any Environmental Laws or (b) any releases of Hazardous Materials at any real or personal property presently or formerly owned, leased or managed by the Seller or at any disposal facility which may have received Hazardous Materials generated by the Seller.

         "Environmental Laws" shall mean any applicable federal, state, local or
          ------------------
foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction, each as in effect on or prior to the Closing Date, relating to the environment, safety or health.

         "Environmental Permits" shall mean Permits required by Environmental
          ---------------------
Laws.

         "ERISA" shall mean the Employee Retirement Income Security Act of
          -----
1974, as amended.

         "Escrow Agreement" shall have the meaning ascribed to such term in
          ----------------
Section 2.06.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

         "Excluded Assets" shall have the meaning ascribed to such term in
          ---------------
Section 2.02.

         "Excluded Liabilities" shall have the meaning ascribed to such term in
          --------------------
Section 2.03(b).

         "Existing Contract" shall mean any contract, agreement, commitment,
          -----------------
lease, or restriction of any kind to which the Seller or the Shareholder is a party or by which the Seller or the Shareholder is bound that pertains to the Business or to which any of the Acquired Assets are subject, including without limitation Third Party Licenses and Benefit Plans.

         "Final Inventory" shall have the meaning ascribed to such term in
          ---------------
Section 2.04(e).

         "Financial Statements" shall have the meaning ascribed to such term in
          --------------------
Section 5.07.

         "Fiscal 2001 Conversion Price" shall mean 150% of the Average Trading
          ----------------------------
Price for the ten consecutive trading days ending on March 31, 2001.

         "Fiscal 2001 Earn-Out Payment" shall have the meaning ascribed to such
          ----------------------------
term in Section 2.01(a).

         "Fiscal 2001 Earn-Out Revenues" shall have the meaning ascribed to such
          -----------------------------
term in Section 2.01(a).

         "Fiscal 2002 Conversion Price" shall mean 150% of the Average Trading
          ----------------------------
Price for the ten consecutive trading days ending on March 31, 2002.

         "Fiscal 2002 Earn-Out Payment" shall have the meaning ascribed to such
          ----------------------------
term in Section 2.01(a).

         "Fiscal 2002 Earn-Out Revenues" shall have the meaning ascribed to such
          -----------------------------
term in Section 2.01(a).

         "GAAP" shall mean generally accepted accounting principles in effect
          ----
from time to time in the United States of America applied on a consistent basis.

         "Hazardous Materials" shall include (a) any element, compound, or
          -------------------
chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls;
(d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any asbestos-containing materials.

         "HCC Common Stock" shall have the meaning ascribed to such term in
          ----------------
Section 2.01(b)(i).

         "HCC SEC Reports" shall have the meaning set forth in Section 6.06 of
          ---------------
this Agreement.

         "HCC Series A Preferred Stock" shall have the meaning ascribed to such
          ----------------------------
term in Section 2.01(b)(i).

         "HCC Series B Preferred Stock" shall have the meaning ascribed to such
          ----------------------------
term in Section 2.01(b)(ii).

         "HCC Series C Preferred Stock" shall have the meaning ascribed to such
          ----------------------------
term in Section 2.01(b)(iii).

         "HSR Act" means The Hart-Scott-Rodino Antitrust Improvements Act of
          -------
1976, as amended.

         "Indemnification Notice" shall have the meaning ascribed to such term
          ----------------------
in Section 8.02.

         "Indemnified Party" shall have the meaning ascribed to such term in
          -----------------
Section 8.02.

         "Indemnitor" shall have the meaning ascribed to such term in Section
          ----------
8.02.

         "Independent Accountant" shall have the meaning ascribed to such term
          ----------------------
in Section 2.04(c).

         "Intellectual Property" shall mean all intellectual property and all
          ---------------------
rights therein, whether common law, statutory or otherwise, domestic and foreign, and all registrations and registration applications for any such rights, including without limitation:

               (a) United States Letters Patent, any patents, reissues, divisions, continuations, continuations-in-part, reexaminations, renewals, extensions and substitutes thereof, any applications thereof, and all foreign counterparts thereof (including, in the case of patent applications, international or multi-national applications filed in accordance with Chapter II of the Patent Cooperation Treaty or any other multi-lateral agreement);

               (b) service marks, trademarks, trade names, brands, product and service names, logos and other distinctive identifications used in commerce, whether in connection with products or services, together with all goodwill related to any of the foregoing;

               (c)  copyrights;

               (d) Technology and the copyright in any fixations of the Technology; and

               (e) Proprietary Information and the copyright in any fixations of the Proprietary Information.

         "Inventory" shall have the meaning ascribed to that term in Section
          ---------
2.04(e).

         "Inventory Schedule" shall have the meaning ascribed to that term in
          ------------------
Section 2.04(a).

         "Leased Tangible Property" shall mean all computer equipment,
          ------------------------
machinery, furniture, equipment and other tangible personal property, in each case which is subject to a leasehold interest held by the Seller.

         "Licensed Intellectual Property" shall mean Intellectual Property which
          ------------------------------
the Seller uses or has the right to use pursuant to Third Party Licenses.

         "Licenses" shall have the meaning ascribed to that term in Section
          --------
6.13.

         "Material Adverse Effect" shall mean an effect on the business,
          -----------------------
financial condition or results of operations of the Seller which effect, either individually or when aggregated with other such effects, is adverse and material or is reasonably likely to be adverse and material. The parties acknowledge and agree that HCC and the Seller are both engaged in Internet-based startup enterprises that are in highly competitive and dynamic markets and that because of the volatility of these markets, HCC and the Seller are each subject to a variety of external factors that can impact their businesses in a very quick time frame with potential significant effects on their assets, liabilities, business, financial conditions and results of operations; accordingly, changes in the assets, liabilities, business, financial conditions or results of operations of either HCC or the Seller arising out of external factors or economic conditions that affect the industry generally shall not be a "Material Adverse Effect" for purposes of this Agreement. In addition, the parties hereto acknowledge and understand that, as a start-up business, the Seller and HCC have been incurring losses and cash flow outflows, and expect to continue to do so between the date of this Agreement and the Closing Date; accordingly, the parties hereto acknowledge and agree that losses, decreases in working capital and cash flow outflows of the Seller, the Business or HCC, or a decrease in the trading price of HCC Common Stock, shall not be a "Material Adverse Effect" on the Seller or HCC for purposes of this Agreement.

         "Non-Owned Intellectual Property" shall mean (a) Licensed Intellectual
          -------------------------------
Property and (b) Intellectual Property which is publicly available for use without restriction or obligation of any kind to any other Person.

         "Owned Intellectual Property" shall mean Intellectual Property not
          ---------------------------
subject to any Third Party License (a) created or developed by employees of the Seller for use in the Business or (b) to which the Seller has acquired, by purchase, assignment or other transfer the unconditional, unrestricted, exclusive right to control or prevent any and all use of such Intellectual Property by others without the consent or approval of or payment to, any other Person.

         "Owned Tangible Property" shall mean all computer equipment, machinery,
          -----------------------
furniture, equipment and other tangible personal property owned by the Seller.

         "Permit" shall mean any license, franchise, permit, consent, order,
          ------
approval, authorization or registration from, of or with a governmental entity.

         "Permitted Encumbrances" shall mean (a) liens for taxes not yet due and
          ----------------------
payable, (b) mechanics liens incurred in the ordinary course of the Business consistent with past practice, (c) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, (d) liens on goods in transit incurred pursuant to documentary letters of credit, and (e) other minor encumbrances which do not and will not, in any material respect, adversely affect the transferability, use or value of the property as it is currently being used in connection with the Business.

         "Person" shall mean an individual, partnership, corporation, limited
          ------
liability company, association, joint stock company, trust, joint venture, unincorporated organization and governmental entity or any department, agency or political subdivision thereof.

         "Proprietary Information" shall mean technical, commercial, marketing
          -----------------------
or other information, data and material of the kind normally considered to be confidential or proprietary in nature, including without limitation, any process, design, formula, know-how, information, invention, trade secret, Technology, or research, marketing or other data which has not entered the public domain.

         "Purchase Price" shall have the meaning ascribed to such term in
          --------------
Section 2.01(b).

         "Purchaser Affiliate" shall have the meaning ascribed to such term in
          -------------------
Section 8.03(a).

         "Real Property" means all leasehold interests, easements, real estate
          -------------
licenses, rights to access and other rights with respect to real property which are used in the operation of the Business, all of which are identified on Schedules 5.23(a) and (b) hereto.
-------------------------

         "Real Property Lease" shall have the meaning ascribed to such term in
          -------------------
Section 5.23(b).

         "Registrable Securities" shall have the meaning set forth in Section
          ----------------------
4.16(b)(ii).

         "Registration Expenses" shall have the meaning set forth in Section
          ---------------------
4.16(c).

         "Registration Statement" shall have the meaning set forth in Section
          ----------------------
4.16(a).

         "Related Documents" shall mean all agreements, instruments, documents
          -----------------
and certificates to be executed and delivered pursuant to this Agreement, including without limitation the Services Agreement between HCC and the Shareholder of even date herewith.

         "Release" shall mean any spilling, leaking, pumping, emitting,
          -------
emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment in violation of any applicable Environmental Law.

         "Representatives" shall mean, with respect to any party, such party's
          ---------------
attorneys, accountants or other agents or employees.

         "Resolution Period" shall have the meaning ascribed to such term in
          -----------------
Section 2.04(c).

         "Restricted Parties" shall have the meaning ascribed to such term in
          ------------------
Section 4.01(a).

         "Revenues" shall mean revenues of the Business, as determined in
          --------
accordance with GAAP in effect at the time of any such determination (but not subject to any retroactive application of a change in GAAP that would adversely affect the determination of Revenues that accrued in a prior period), derived only from Enfamil sales, sponsorship programs and sales of prescription injectible medication pursuant to physician group practice arrangements, and, without limitation, shall not include revenues derived from E-Commerce.

         "SEC" shall mean the Securities and Exchange Commission.
          ---

         "Securities Act" shall mean the Securities Act of 1933, as amended.
          --------------

         "Selling Expenses" shall have the meaning ascribed to such term in
          ----------------
Section 4.16(c) of this Agreement.

         "Section 1060 Consideration" shall have the meaning ascribed to such
          --------------------------
term in Section 2.05(a).

         "Software Products" shall mean the computer software programs
          -----------------
identified on Schedule 5.13.

         "Subsidiary" shall mean, with respect to any Person, each entity of
          ----------
which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         "Tangible Property" shall mean the Owned Tangible Property and the
          -----------------
Leased Tangible Property.

         "Tangible Property Leases" shall mean any Existing Contract granting a
          ------------------------
right to use Leased Tangible Property.

         "Tax" or Taxes" shall mean any federal, state, local, or foreign
          -------------
income, gross receipts, license, payroll, wage, employment, excise, utility, communications, production, occupancy, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, capital levy, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind whatsoever, including, without limitation, penalties, additions to tax, and interest attributable thereto (together with any interest on any such interest, penalties and additions to tax).

         "Tax Authority" shall mean the Internal Revenue Service ("IRS") and any
          -------------
other domestic or foreign authority responsible for the administration of any Taxes.

         "Tax Laws" shall mean the Code, federal, state, county, local or
          --------
foreign laws related to Taxes and any regulations or official administrative pronouncements released thereunder.

         "Tax Returns" shall mean all original and amended federal, state, local
          -----------
and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

         "Taxable Period" means any taxable year or any other period that is
          --------------
treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

         "Technology" shall mean all formulae; algorithms; processes;
          ----------
procedures; designs; ideas; concepts; strategic, business and other plans; research; inventions and invention disclosure (whether patentable or unpatentable); and all records of the foregoing, including without limitation, any laboratory notes; test, engineering and technical data, know-how, proprietary information and methodologies; trade secrets; technology; communications and associated peripheral devices and resources; computer software, programs and code, both object and source, in whatever form and media; databases; specifications, software manuals and program documentation; and other information processing tangible and intangible items.

         "Third Party License" shall mean all licenses, agreements, obligations
          -------------------
or other commitments under which a Person has granted the Seller or the Shareholder a right to use any Licensed Intellectual Property in connection with the Business but retains one or more rights to use such Intellectual Property, including without limitation those Third Party Licenses listed and described on
Schedule 5.13 hereto.
-------------

         "Transferred Employee" shall mean any Employee that accepts the offer
          --------------------
of employment by the Purchaser on the Closing Date.

         "Underwritten Offering" shall mean an offering of shares pursuant to a
          ---------------------
Registration Statement that is effected in the form of a registration statement pursuant to which the shares are sold to an underwriter for reoffering to the public.

         "Web Sites" shall mean the content available at the uniform resource
          ---------
locators (URL) listed and described on Schedule 5.13 hereto.
                                       -------------

         "WARN" shall have the meaning ascribed to such term in Section 4.05.
          ----

                                  ARTICLE II

                        SALE OF ASSETS; PURCHASE PRICE
                        ------------------------------

         2.01 Sale of the Acquired Assets and Purchase Price.
              ----------------------------------------------

              (a) Subject to the terms and conditions hereinafter set forth, at the Closing the Seller shall transfer to Purchaser all of its right, title and interest in and to the Acquired Assets free and clear of all Encumbrances except for Permitted Encumbrances. In furtherance of this Agreement, from and after the Closing Date, the Purchaser shall: (i) receive and be entitled to exercise in full all rights and benefits pertaining to the Acquired Assets and perform all other such acts in relation thereto as the Purchaser, in its sole discretion, deems advisable; and (ii) institute and prosecute all suits and proceedings and take all actions, in its own name or in the name of the Seller, as the case may be, as the Purchaser, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Acquired Assets.

              (b) In consideration for Seller's sale of the Acquired Assets to Purchaser, Purchaser shall assume the Assumed Liabilities and shall deliver to Seller the following consideration (collectively, the "Purchase Price"):

                  (i) At the Closing and subject to the adjustment provided for in Section 3.02(l) hereof, HCC shall issue to Seller 480,000 shares of Series A Preferred Stock, par value $.001 per share, of HCC ("HCC Series A Preferred Stock") that are convertible at the initial conversion rate of 5 shares of common stock, par value $.001 per share, of HCC ("HCC Common Stock") for each share of HCC Series A Preferred Stock converted and shall be automatically converted in the event the HCC Common Stock trades at an Average Trading Price of at least $9.00 per share for any consecutive ten day trading period, all as more fully set forth in the Certificate of Designation of the HCC Series A Preferred Stock attached hereto as Exhibit 2.01(b)(i).
                   ------------------

                  (ii) Subject to the provisions of Sections 2.01(b)(iv) and (v) below, in the event the Revenues are at least $4,000,000 for the period commencing July 1, 2000 and ending March 3, 2001 ("Fiscal 2001"), then HCC shall make an earn-out payment (the "Fiscal 2001 Earn-Out Payment") by issuing to the Seller, within 45 days after the end of the twelve month fiscal year ending March 2, 2002 ("Fiscal 2002"), shares of Series B Preferred Stock, par value $.001 per share, of HCC ("HCC Series B Preferred Stock") that are convertible into the number of shares of HCC Common Stock that is determined by dividing the Fiscal 2001 Earn-Out Payment under the schedule set forth in the table below by the Fiscal 2001 Conversion Price; provided, however, that in the event that the Revenues of the Business during Fiscal 2002 are less than the Revenues during Fiscal 2001, then the Fiscal 2001 Earn-Out Payment shall be based upon the Revenues of the Business during Fiscal 2002 (such lower amount being the "Fiscal 2001 Earn-Out Revenues"). The number of shares of Series B Preferred Stock to be issued in accordance with the terms hereof shall be based upon an initial conversion rate of 5 shares of HCC Common Stock for each share of HCC Series B Preferred Stock. The amount of the Fiscal 2001 Earn-Out Payment shall be equal to a percentage of the Fiscal 2001 Earn-Out Revenues as set forth in the following table:

         Fiscal 2001                               Fiscal 2001
      Earn-Out Revenues                         Earn-Out Payment
      -----------------                         ----------------
      $15 million or higher   ................   100% (capped at 15 million)
      $12.5 -  $15.0 million  ................    80%
      $10.0 -  $12.5 million  ................    65%
      $ 7.5 -  $10.0 million  ................    50%
      $ 5.0 -  $ 7.5 million  ................    35%
      $ 4.0 -  $ 5.0 million  ................    20%
      less than $4.0 million  ................     0%

                     _____________________________________


       The rights and preferences of the HCC Series B Preferred Stock are set forth in the Certificate of Designation of the HCC Series B Preferred Stock attached hereto as Exhibit 2.01(b)(ii) and include (A) the payment of a PIK
                   -------------------
dividend in the form of HCC Series B Preferred Stock for the one year following the date of issuance of the stock at the annual rate of 7.5% of the number of shares of HCC Series B Preferred Stock issued unless conversion is forced earlier by HCC; (B) the right in HCC to force conversion at anytime after the elapse of six months from the date of issuance, subject to the increase of the conversion rate by 25% and the increase of the PIK dividend payable for the first year to 10% in the event the forced conversion occurs between the end of the sixth month and the twelfth month after issuance; and (C) mandatory conversion in the event HCC's Common Stock, for any consecutive ten day trading period, trades at an Average Trading Price of 120% of the Average Trading Price for the ten consecutive trading days ending on March 31, 2001.

       (iii) Subject to the provisions of Sections 2.01(b)(iv) and (v) below, in the event the Revenues are at least $4,000,000 during Fiscal 2002, then HCC shall make an earn-out payment (the "Fiscal 2002 Earn-Out Payment") by issuing to the Seller, within 45 days after the end of the 12 month fiscal year ending March 1, 2003 ("Fiscal 2003"), shares of Series C Preferred Stock, par value $.001 per share, of HCC ("HCC Series C Preferred Stock") that are convertible into the number of shares of HCC Common Stock that is determined by dividing the Fiscal 2002 Earn-Out Payment under the schedule set forth in the table below by the Fiscal 2002 Conversion Price; provided, however, that in the event that the Revenues of the Business during Fiscal 2003 are less than the Revenues of the Business during Fiscal 2002, then the Fiscal 2002 Earn-Out Payment shall be based upon the Revenues of the Business during Fiscal 2003 (such lower amount being the "Fiscal 2002 Earn-Out Revenues"). The number of shares of Series C Preferred Stock to be issued in accordance with the terms hereof shall be based upon an initial conversion rate of 5 shares of HCC Common Stock for each share of HCC Series C Preferred Stock. The amount of the Fiscal 2002 Earn-Out Payment shall be equal to a percentage of the Fiscal 2002 Earn-Out Revenues as set forth in the following table:

          Fiscal 2002                          Fiscal 2002
       Earn-Out Revenues                    Earn-Out Payment
       ------------------                   ----------------
      $30 million or higher ..............  50.0% (capped at 15 million)
      $25.0 - 30.0 million  ..............  40.0%
      $20.0 - 25.0 million  ..............  32.5%
      $15.0 - 20.0 million  ..............  25.0%
      $10.0 - 15.0 million  ..............  17.5%
      $ 4.0 - 10.0 million  ..............  10.0%
      less than $4 million  ..............    0%

          The rights and preferences of the HCC Series C Preferred Stock are set forth in the Certificate of Designation of the HCC Series C Preferred Stock attached hereto as Exhibit 2.01(b)(iii) and include (A) the payment of a PIK
                   --------------------
dividend in the form of HCC Series C Preferred Stock for the one year following the date of issuance of the stock at the annual rate of 7.5% of the number of shares of HCC Series C Preferred Stock issued unless conversion is forced earlier by HCC, (B) the right in HCC to force conversion at anytime after the elapse of six months from the date of issuance, subject to the increase of the conversion rate by 25% and the increase of the dividend payable for the first year to 10% in the event the forced conversion occurs between the end of the sixth month and the twelfth month after issuance; and (C) mandatory conversion in the event HCC's Common Stock, for any consecutive ten day trading period, trades at an Average Trading Price of 120% of the Average Trading Price for the ten consecutive trading days ending on March 31, 2002.

          In the event of a Change of Control of HCC or Purchaser, or a sale of the Business or substantially all of the Acquired Assets (each a "Change of Control Event"), and if the Change of Control Event is a negotiated transaction, HCC shall use its reasonable best efforts to obtain the commitment of the acquiring party to continue the operations of the Business substantially in the same manner in which the Business was being conducted immediately prior to the Change of Control Event.

          (iv)  Adjustment of Shares. The number of shares of HCC Preferred
                --------------------
Stock, and the number of shares of Common Stock issuable to the Seller upon conversion of the HCC Preferred Stock shall be subject to adjustments as set forth in the Certificate of Designation of the applicable Series of HCC Preferred Stock. In the event that, prior to the issuance of any series of HCC Preferred Stock to the Seller, there is a recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, liquidation, dissolution, reclassification, exchange of shares or other securities, or other similar corporate transaction or event affecting the capital stock of HCC, then in such event the number of shares to be issued to the Seller and the securities to be issued upon conversion of such shares shall be appropriately adjusted, or if securities were not issued to the holders of HCC Common Stock, an appropriate adjustment shall be made to reflect the nature of the consideration received by the holders of HCC Common Stock in the transaction. Notwithstanding the foregoing, at the election of HCC, made by giving written notice thereof to Seller as soon as practicable after the election is made, the Earn-Out Payment that is earned after an event requiring adjustment as provided in the immediately foregoing sentence shall, upon the occurrence of any such event, be converted into the right of the Seller to receive cash from HCC or its successor in the amount of 67% of the Earn-Out Payment, which cash shall be paid by HCC or its successor to the Seller on or before the date on which HCC was required to issue the HCC Series B Preferred Stock or the HCC Series C Preferred Stock, as applicable.

           (v) Reports and Dispute Resolution.
               ------------------------------

               (a) Within sixty (60) days after the end of each fiscal year, the Purchaser shall deliver to the Seller a schedule of the Revenue for that fiscal year. The Purchaser and the Seller shall permit the other and the other's Representatives to have full and complete access to, and to examine, all work papers and schedules which are or were necessary to prepare and/or review the schedule. The Seller may dispute the schedule and the amounts reflected therein (each, a "Disputed Revenue Amount"); provided, however, the Seller shall notify the Purchaser in writing of each Disputed Revenue Amount, and specify the amount thereof in dispute, the basis therefor and the amount that the Seller believes to be the correct amount, within 30 days after receipt of the schedule. The failure by the Seller to deliver such a notice of Disputed Revenue Amount to the Purchaser within such 30-day period shall constitute the Seller's acceptance of all the items in the schedule. In addition, any items in the schedule not disputed by the Seller in such 30-day period pursuant to such written notice shall be deemed to have been accepted by the Seller. If a written notice of Disputed Revenue Amount shall be timely delivered, the Seller and the Purchaser shall, during the 20 days following the date of such delivery (the "Resolution Period"), negotiate in good faith (with the assistance of their respective independent accountants) to resolve the Disputed Revenue Amount and agree to any resulting changes to the schedule. If, during such Resolution Period, the parties are unable to reach agreement, the Seller and the Purchaser shall refer all unresolved Disputed Revenue Amounts to Arthur Andersen LLP or to any other "big five" independent accounting firm (or any of their successors) as the Seller and the Purchaser shall mutually agree upon (the "Independent Accountant"). The Independent Accountant shall make a determination with respect to each unresolved Disputed Revenue Amount within 15 days after its engagement by the Seller and the Purchaser to resolve such Disputed Revenue Amount, which determination shall be made in accordance with this Section 2.02(vii)(a). The Independent Accountant shall deliver to the Seller and the Purchaser, within such 15 day period, (i) a report setting forth its adjustments, if any, to the schedule and the calculations supporting such adjustments to the schedule and
(ii) schedules resulting from the application of such adjustments (the "Adjusted Schedules"). Such report and the Adjusted Schedules shall be final, binding on the parties hereto and conclusive. The costs incurred in connection with the engagement of the Independent Accountant shall be borne by the party whose calculation of Revenues is further (such differences calculated in the aggregate without regard for the netting effects of overstatements and understatements) from the amounts for such items on the schedule.

                    (vi) Notwithstanding anything to the contrary in Sections
         2.01 (b) (i), (ii) and (iii) above, in no event shall the aggregate number of shares of common stock issuable by HCC under such Sections (assuming conversion of the HCC Series A, Series B and Series C Preferred Stock) exceed 9,000,000 shares, subject to adjustment in the event of any stock dividend, stock splits or other similar changes in the capitalization of HCC.

         2.02 Excluded Assets. The following assets of the Seller shall not be
              ---------------
acquired by the Purchaser and shall be deemed excluded assets (the "Excluded Assets"):

              (a) the portal contracts, leases and other agreements set forth on Schedule 2.02(a);
   ----------------

              (b)   the Benefit Plans of Seller;

              (c) the Seller's corporate minute books and other books and records relating to internal corporate matters, and any other books and records not related to the Business;

              (d) Any claims, rights and interest in and to any refunds of federal, provincial, state or local franchise, income or other taxes or fees of any nature whatsoever which relate solely to the period up to and including the Closing; and

              (e) Prepaid general and workers' compensation insurance and prepaid income taxes.

         2.03 Liabilities.
              -----------

              (a) Assumed  Liabilities. At the Closing, the Purchaser shall
                  --------------------
assume, pay, perform in accordance with their terms or otherwise satisfy only
(i) those accounts payable and accrued other liabilities of Seller as of June 24, 2000 that are set forth on Schedule 2.03(a)(i) in the aggregate amount
                               -------------------
of$2,046,380 and (ii) those obligations accruing after the Closing Date under the Bankers Direct, LeaseNet and Newcourt leases set forth on Schedule
                                                              --------
2.03(a)(ii) (the "Assumed Liabilities"). If the amounts owed to the payee on the
----------
accounts payable listed on Schedule 2.03(a)(i) increase above $2,046,380 between June 24, 2000 and the Closing, the amount of such increase as of the Closing shall be paid by the Seller and Shareholder by wire transfer of immediately available funds to Purchaser, and if such amounts decrease below $2,046,380 between June 24, 2000 and the Closing, the amount of such decrease as of the Closing shall be paid by Purchaser and HCC by wire transfer of immediately available funds to Seller; any such payment shall be made within 30 days of the Closing.

        (b)      Excluded Liabilities. Except for Assumed Liabilities, neither
                 --------------------
the Purchaser nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, claim, obligation, or other liability of the Seller, or any of its Affiliates, including without limitation, (i) any accounts payable of Seller not set forth on Schedule 2.03(a)(i), including any accounts payable of Seller that
             -------------------
accrue after June 24, 2000, (ii) any subordinated or intercompany debt (including any accrued interest thereon), (iii) any liabilities related to Seller's Employees and former employees incurred or accrued prior to the Closing other than those related to the Benefits Plans that are included in the Acquired Assets or those expressly assumed hereunder, (iv) Seller's liabilities or obligations for federal, state or local income, sales and payroll taxes, (v) Seller's liabilities or obligations under contracts relating to Seller's equity or Seller's equityholders, (vi) Seller's liabilities or obligations with respect to litigation or other claims (including, but not limited to, product liability litigation or claims) arising in connection with pre-Closing operation of the Acquired Assets or the Business, (vii) Seller's liabilities or obligations arising out of Environmental Laws arising in connection with pre-Closing operation of the Acquired Assets or the Business, and (viii) Seller's debts to Shareholder and Shareholder's Affiliates (the "Excluded Liabilities"). The Seller agrees that it shall pay promptly when due any and all Excluded Liabilities not discharged by it at or prior to Closing.

      2.04  Purchase Price Adjustment. The Purchase Price shall be subject to
            -------------------------
adjustment after the Closing as specified in this Section 2.04:

            (a) Within 15 days after the Closing Date, the Seller shall deliver to the Purchaser a schedule of Inventory (the "Inventory Schedule") of the Seller as of the Closing Date. At the Purchaser's discretion, the Inventory Schedule shall be based on a complete physical inventory of the Seller taken by the Seller and Purchaser immediately prior to the Closing. The Purchaser and the Seller shall permit the other and the other's Representatives to have full and complete access to, and to examine, all work papers of or relating to the Seller for the periods prior to the Closing which are in its possession and which work papers and schedules are or were necessary to prepare and/or review the Inventory Schedule.

            (b) The Purchaser may dispute the Inventory Schedule and the amounts reflected therein (each, a "Disputed Item"); provided, however, the Purchaser shall notify the Seller in writing of each Disputed Item, and specify the amount thereof in dispute, the basis therefor and the amount that the Purchaser believes to be the correct amount, within 30 days after receipt of the Inventory Schedule. The failure by the Purchaser to deliver such a notice of Disputed Items to the Seller within such 30-day period shall constitute the Purchaser's acceptance of all the items in the Inventory Schedule. In addition, any items in the Inventory Schedule not disputed by the Purchaser in such 30-day period pursuant to such written notice shall be deemed to have been accepted by the Purchaser.

            (c) If a written notice of Disputed Items shall be timely delivered pursuant to paragraph (b) above, the Seller and the Purchaser shall, during the 20 days following the date of such delivery (the "Resolution Period"), negotiate in good faith (with the assistance of their respective independent accountants) to resolve the Disputed Items and agree to any resulting changes to the Inventory Schedule. If, at the end of such Resolution Period, the parties have been unable to reach agreement, the Seller and the Purchaser shall refer all unresolved Disputed Items to Arthur Andersen LLP or to any other "big five" independent accounting firm (or any of their successors) as the Seller and the Purchaser shall mutually agree upon (the "Independent Accountant"). The Independent Accountant shall make a determination with respect to each unresolved Disputed Item within 15 days after its engagement by the Seller and the Purchaser to resolve such Disputed Items, which determination shall be made in accordance with this Section 2.04(c). The Independent Accountant shall deliver to the Seller and the Purchaser, within such 15 day period, (i) a report setting forth its adjustments, if any, to the Inventory Schedule and the calculations supporting such adjustments to the Inventory Schedule and (ii) schedule resulting from the application of such adjustments (the "Adjusted Inventory Schedule"). Such report and the Adjusted Inventory Schedule shall be final, binding on the parties hereto and conclusive. The costs incurred in connection with the engagement of the Independent Accountant shall be borne by the party whose calculation of Final Inventory is further (such differences calculated in the aggregate without regard for the netting effects of overstatements and understatements) from the amounts for such items on the Adjusted Inventory Schedule.

                  (d) If the amount of Final Inventory plus any cash proceeds from the sale of Inventory delivered by Seller to Purchaser at the Closing is less than $3,000,000, then the Purchase Price shall be decreased by the amount of such difference.

               (e) For all purposes of this Section 2.04:

                   (i) "Final Inventory" shall mean (1) if written notice of Disputed Items is not timely delivered by the Purchaser pursuant to
         Section 2.04(b), Inventory as set forth in the Closing Inventory Schedule, or (2) if written notice of Disputed Items is timely delivered pursuant to Section 2.04(b), Inventory as modified by any changes in the amount thereof agreed to by the Seller and the Purchaser during the Resolution Period or Inventory as set forth in the Adjusted Inventory Schedule, as the case may be;

                   (ii) "Inventory" shall mean, as at any date, the inventory of Seller calculated on a first-in, first-out basis in accordance with GAAP.

               (f) Notwithstanding anything else contained in this Agreement, any payment made pursuant to this Section 2.04 shall be made by Seller to Purchaser within thirty (30) days after determination of the amount of the adjustment by wire transfer of immediately available funds to an account designated by Purchaser in writing.

               (g) The Purchase Price shall be deemed to have been decreased by the amount of any adjustment made pursuant to this Section 2.04.

         2.05  Treatment of Purchase Price.
               ---------------------------

               (a) The Shareholder, the Seller and the Purchaser agree to determine the amount and value of the total consideration transferred to the Seller pursuant to this Agreement plus any liabilities of the Seller (plus other relevant items as provided under the Code) (in the aggregate referred to hereafter as the "Section 1060 Consideration") and to allocate such Section

1060 Consideration among the covenant not to compete and the assets transferred in accordance with the regulations promulgated under Section 1060 of the Code. Within 90 days after the Closing Date, the Purchaser shall provide the Seller with one or more schedules allocating the Section 1060 Consideration. If the Seller disagrees with any item reflected on the schedules so provided, the Seller shall have the right within 30 days of the date of such notice to notify the Purchaser of any disagreement and the reason for so disagreeing, in which case the Seller and the Purchaser shall attempt in good faith to resolve the disagreement without undue delay; provided, however, that if they do not do so, the Seller and the Purchaser each agree to accept and be bound by the reasonable determination of the Independent Accountant. The Purchaser and the Seller each will bear one-half the fees of the Independent Accountant in making such determination. The failure of the Seller to provide notice of disagreement to the Purchaser within such 30-day period shall constitute a waiver of such right. The Purchaser and the Seller agree to prepare and file all forms required to be filed jointly or independently in a timely fashion in accordance with the rules and regulations under Section 1060 of the Code. Such forms shall be prepared in a manner consistent with the allocation made under this Section 2.05(a) (to the extent applicable). To the extent that the Section 1060 Consideration is adjusted after the Closing Date, the parties agree to revise and amend any relevant schedule and Internal Revenue Service form in the same manner and according to the same procedure described hereunder. The determination and allocation of the Section 1060 Consideration derived pursuant to this subsection shall be binding on the Seller, the Shareholder and the Purchaser for all Tax reporting purposes.

                   (b) The parties agree that for all purposes, including income tax and tax information reporting purposes, that to the extent the Purchaser assumes liabilities in exchange for the Acquired Assets, such exchange is a sale of such assets from the Seller to the Purchaser, to which Code Section 1001 applies.

                   (c) Each of the parties shall treat the Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the allocation determined in accordance with this Section 2.05. Such treatment shall be followed in all Tax Returns of the Purchaser and the Seller for the taxable year that includes the Closing Date, and neither the Purchaser nor the Seller will take any position inconsistent with such treatment unless otherwise required by applicable law.

             2.06  Escrow  Agreement. On the Closing Date, ten percent (10%) of
                   -----------------
the Shares of HCC Series A Preferred Stock to be delivered to Seller on the Closing Date shall be held back and deposited into a one-year escrow account with U.S. Bank Trust National Association, as escrow agent, to secure the Seller's and Shareholder's indemnification obligations hereunder, which account shall be administered pursuant to the terms of an escrow agreement in the form attached hereto as Exhibit 2.06 (the "Escrow Agreement").
                   ------------

             2.07  Services Agreement. On the Closing Date, the parties hereto
                   -----------------
shall execute and deliver a 7-year services agreement in the form attached hereto as Exhibit 2.07 (the "Services Agreement").
          ------------

         2.08  Repurchase of Inventory. Purchaser shall have the right to sell
               -----------------------
to the Shareholder, at any time within 90 days after Closing, up to$1,150,000 of the Inventory included in the Acquired Assets. Shareholder shall purchase such Inventory at the Seller's cost for such Inventory, with the cost of shipping to be borne by Shareholder and the payment for such Inventory to be made by wire transfer of immediately available funds within 30 days of Purchaser's written request for such repurchase.

                                  ARTICLE III

                        CLOSING AND PAYMENT OBLIGATION
                        ------------------------------

         3.01  Closing. The consummation of the purchase and sale contemplated
               -------
by this Agreement (the "Closing") shall be held at the offices of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, 3 Embarcadero Center, San Francisco, CA 94111, promptly after satisfaction of all conditions to Closing set forth in
Article VII at a time, place and date mutually agreed upon by the parties hereto. The date of the Closing is herein referred to as the "Closing Date."

         3.02  Deliveries by the Seller.  Subject to the terms and conditions of
               ------------------------
this Agreement, in reliance on the representations, warranties and agreements of the Purchaser contained herein, and in consideration of the Purchase Price, the Seller and Shareholder agree to deliver at the Closing the following, all reasonably satisfactory in form and substance to the Purchaser and its legal counsel:

               (a)   a duly executed bill of sale in the form attached hereto as
Exhibit 3.02(a);
--------------

               (b) a duly executed assignment of trademark and a duly executed assignment of domain name necessary to transfer to the Purchaser the name "DEC.com" in the forms attached hereto as Exhibit 3.02(b)(i) and Exhibit
                                          -----------------      -------
3.02(b)(ii);
-----------
               (c) duly executed assignment and assumption agreements necessary to transfer to the Purchaser the Existing Contracts in the forms attached hereto as Exhibit 3.02(c)(i) and Exhibit 3.02(c)(ii);
   ------------------     -------------------

               (d) all documents of title, if any, necessary to transfer to the Purchaser any of the Owned Tangible Property;

               (e)  a duly executed Services Agreement;

               (f)  a duly executed Escrow Agreement;

               (g) evidence satisfactory to the Purchaser that any and all liens on the Acquired Assets have been released;

               (h)  a duly executed power of attorney in the form of Exhibit
                                                                     -------
3.02(h);
-------

                  (i) all other deeds, endorsements, assignments and other instruments as, in the reasonable opinion of counsel for the Purchaser, are necessary to vest in the Purchaser all right, title and interest in and to any of the Acquired Assets ;

                  (j) evidence of receipt of all consents set forth on Schedule
                                                                       --------
5.06; and
----
                  (k) an opinion of counsel to the Seller, in the form attached hereto as Exhibit 3.02(k).
          --------------

                  (l) In addition to the documents listed above, HCC and Purchaser shall have received executed employment agreements and non-competition agreements for Jim Schanzenbach and Matt Erick in the forms attached hereto as
Exhibit 3.02(l)(i) and Exhibit 3.02(l)(ii), respectively; provided that HCC and
------------------     ------------------
Purchaser shall have used reasonable commercial efforts, with the cooperation of the Seller and Shareholder, to obtain such agreements at or prior to the Closing. If HCC and Purchaser are unable to obtain such agreements from Jim Schanzenbach at or prior to the Closing, the number of shares of HCC Series A Preferred Stock to be delivered to Seller shall be decreased by 8,300. If HCC and Purchaser are unable to obtain such agreements from Matt Erick at or prior to the Closing, the number of shares of HCC Series A Preferred Stock to be delivered to Seller shall be decreased by 8,300.

            3.03  Deliveries by the Purchaser. Subject to the terms and
                  ---------------------------
conditions of this Agreement, in reliance on the representations, warranties and agreements of the Seller contained herein, and in consideration of the Acquired Assets, the Purchaser agrees to deliver at the Closing the following, all reasonably satisfactory in form and substance to the Seller and its legal counsel:

                  (a) a certificate representing the HCC Series A Preferred Stock to be issued to Seller at the Closing;

                  (b) a duly executed assignment and assumption agreement necessary to transfer to Purchaser the Existing Contracts in the forms attached hereto as Exhibit 3.02(c) and Exhibit 3.02(c)(1);
          ---------------     ------------------

                  (c) a duly executed assumption agreement necessary to transfer to Purchaser the Assumed Liabilities in form attached hereto as Exhibit
                                                                         -------
3.03(c);
-------
                  (d)  a duly executed Services Agreement;

                  (e)  a duly executed Escrow Agreement;

                  (f) an opinion of Purchaser's counsel, in the form attached hereto as Exhibit 3.03(f);
          ---------------

                  (g) evidence of the filing of the Certificate of Designation of the HCC Series A Preferred Stock in accordance with Section 4.5; and

               (h) such other assignment, transfer and assumption documents and instruments as in the opinion of counsel of the Seller may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

                                  ARTICLE IV

                             ADDITIONAL AGREEMENTS
                             ---------------------

         4.01  Agreement Not to Compete and to Maintain Confidentiality.
               --------------------------------------------------------

               (a) For good and valuable consideration and in furtherance of the sale of the Acquired Assets to the Purchaser hereunder, in order to insure that the Purchaser and HCC obtain the benefits they reasonably expect to obtain hereunder and to more effectively protect the value and goodwill of the Acquired Assets and the Business, each of the Seller and the Shareholder (collectively, "the Restricted Parties") covenants and agrees that such Restricted Party will not, nor will any of their respective Affiliates, without the prior written consent of the Purchaser, its successors or assigns,

                   (i) for the period ending on the seventh (7th) anniversary of the Closing Date, directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) engage in an online retail business that sells prescriptions, over-the-counter medications, wellness, nutrition, beauty, spa, and other drug store and household merchandise over the Internet which is in competition with the Business or that provides online healthcare information or health-related services. Notwithstanding the foregoing, (A) without affecting the obligations of the Shareholder under the Services Agreement, the Shareholder may acquire (by merger, consolidation, acquisition of stock or assets, or otherwise) any business or entity which conducts an Internet retail business or private healthcare information or health related services business, in each case which competes with HCC or the Purchaser, so long as the competitive Internet retail or online services businesses are promptly sold, and (B) subject to the assumption by the acquiring party of the Shareholder's obligations under the Services Agreement (as provided therein), the covenant contained in this Section 4.01(a)(i) shall cease upon the Change of Control of Shareholder.

                   (ii) for the period ending on the third (3rd) anniversary of the Closing Date, hire any Business Personnel (as defined below) or induce or attempt to persuade any Business Personnel (as defined below) to terminate or to refuse to enter into any employment, agency or other business relationship with the Purchaser. For purposes of this clause
         (iii), "Business Personnel" shall mean any person (A) who is an employee of the Seller on the Closing Date or within one year prior thereto and who becomes employed in the Business by the Purchaser or an Affiliate of the Purchaser in connection with the transactions contemplated hereby, (B) who is an employee of the Purchaser or an Affiliate of the Purchaser engaged in the Business, or (C) who is (or was at any time within one (1) year prior to the prohibited contact by a Restricted Party) an employee, consultant or free-lance worker engaged in the Business for or on behalf of the Purchaser or an Affiliate of the Purchaser.

                   (iii) Notwithstanding the foregoing, the foregoing restrictions on the Restricted Parties shall continue only so long as the Purchaser or HCC engages in an online, e-commerce business that sells prescriptions, over-the-counter medications, wellness, nutrition, beauty, spa and other drug store and household merchandise over the Internet or that provides online healthcare information or health-related services; and if the Purchaser and HCC cease to conduct such business, the restrictions against the Restricted Parties set forth in this Section 4.01 shall terminate.

               (b) Each Restricted Party hereby expressly acknowledges that the Acquired Assets include all Proprietary Information of the Seller that constitutes Owned Intellectual Property. Each Restricted Party agrees that all such Proprietary Information is confidential and proprietary and that a substantial portion of the Purchase Price is being paid for such Proprietary Information that constitutes Owned Intellectual Property and that it represents a substantial investment having great economic and commercial value to the Purchaser, and constitutes a substantial part of the value to the Purchaser of the Business and the Acquired Assets. Each Restricted Party acknowledges that the Purchaser would be irreparably damaged if any of the Proprietary Information of the Seller that constitutes Owned Intellectual Property was disclosed to, or used or exploited on behalf of, any Person or entity other than the Purchaser or its Affiliates. Accordingly, each Restricted Party covenants and agrees that such Restricted Party shall not, without the prior written consent of the Purchaser, disclose, use or exploit any such Proprietary Information that constitutes Owned Intellectual Property, whether for the benefit of such Restricted Party, any other Restricted Party or of any third party or otherwise, except that such Restricted Party may use or exploit a particular item of such Proprietary Information if and to the extent (but only if and to the extent) that such item:

                   (i) is or becomes publicly known or generally known in the industry through no act of such Restricted Party; or

                   (ii) is required to be disclosed to (or by order of) a governmental agency or a court of law or otherwise as required by law; provided that prior to any such disclosure, notice of such requirement
         --------
         of disclosure is given to the Purchaser and the Purchaser is afforded the reasonable opportunity to object to such disclosure.

               (c) Each Restricted Party hereby expressly acknowledges that money damages will be impossible to calculate and may not adequately compensate the Purchaser in connection with an actual or threatened breach by any Restricted Party of any of the provisions of this Section 4.01. Accordingly, each Restricted Party hereby expressly waives all rights to raise the adequacy of Purchaser's remedies at law as a defense (but waives no other rights) if the Purchaser seeks to enforce by injunction or other equitable relief the due and proper performance and observance of the provisions of this Section 4.01. In addition, the Purchaser shall be entitled to pursue any other available remedies at law or equity, including the recovery of money damages, in respect of the actual or threatened breach of the provisions of this Section 4.01.

           (d) Each Restricted Party and the Purchaser acknowledge and recognize that each of the covenants contained in this Section 4.01 is integral to the sale to the Purchaser of the Acquired Assets and the Business, that without the protection of such covenants the Purchaser would not have entered into this Agreement, that the consideration paid by the Purchaser hereunder and the allocation of the consideration in accordance with Section 2.05 hereof bear no relationship to the damages the Purchaser may suffer in the event of any breach of such covenants, and that such covenants contain limitations as to time, geographical area and/or scope of activity to be restrained which are reasonable and necessary to protect the Purchaser's business interests and the value of the Business and the Acquired Assets. If this Section 4.01 shall nevertheless for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, the parties shall agree to amend this Section 4.01 so that it will be enforceable to the fullest extent compatible with applicable laws that shall then apply.

     4.02  Investigation. Each of the Seller, Purchaser and HCC agrees to
           -------------
cooperate fully with one another and to give one another, its officers, employees, auditors, legal counsel, representatives and agents reasonable access during normal business hours to all such information, documents, premises and employees as the requesting party considers necessary or advisable for purposes of its investigation; provided, however, that any such access shall be conducted
                      --------  -------
at such party's expense, at a reasonable time, under the supervision of the investigated party's personnel. Seller agrees to conduct a physical inventory, at its expense, under the observation of the Purchaser and its Representatives, if requested by Purchaser pursuant to the provisions of Section 2.04(a) hereof. Each of the Seller, Purchaser and HCC agrees to consult with one another in an effort to establish procedures designed to implement the provisions of this
Section 4.02 in order to minimize disruption to each party's respective business.

     4.03  Conduct of the Business Pending the Closing. The Seller agrees that
           -------------------------------------------
from the date hereof through the Closing Date, the Business will be conducted only in the usual and ordinary course consistent with past practice, and, except as may be permitted by this Agreement, or as otherwise shown on Schedule 4.03 or
                                                                -------------
approved in writing in advance by the Purchaser, which consent shall not be unreasonably withheld, the Seller agrees from the date hereof until the Closing as follows:

           (a) The Seller will, so far as it is within its power to do so, carry on the Business substantially in a manner that is consistent with the manner in which the business has heretofore been conducted, and the Seller shall not institute any new methods of acquisition, production, marketing, distribution, sale, lease, license, management, operation, or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business and consistent with past practice.

           (b) The Seller shall not institute any new methods of accounting.

           (c) The Seller shall use commercially reasonable efforts to preserve the Business intact, to maintain, protect and preserve the Acquired Assets in at least as good condition as of the date hereof (reasonable wear and tear excepted), and preserve intact the organization and good will of the Business and its relationships with licensors, suppliers, distributors, customers, contractors and employees.

           (d) Except as otherwise specifically permitted pursuant to this Agreement, the Seller shall not:

                (i) (A) borrow or agree to borrow any funds except as necessary to conduct the Business until the Closing Date or (B) incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except in the case of clause (B) obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                (ii) permit or allow any of the Acquired Assets to be subjected to any Encumbrance of any kind or description (except Encumbrances created by law and Permitted Encumbrances);

                (iii) declare any dividend or make any payment or distribution of property of the Seller;

                (iv) dispose of or permit to lapse any rights to the use of any Intellectual Property (and the Seller shall take all commercially reasonable actions in respect of any infringement of any Intellectual Property of which it has knowledge), or dispose of or, except in the ordinary course of business, disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge ;

                (v) make any single capital expenditure or future commitment in excess of$10,000 for additions to property, plant or equipment or make aggregate capital expenditures or future commitments in excess of$10,000 for additions to property, plant or equipment;

                (vi) pay, loan or advance (other than in the ordinary course of business consistent with past practices) any amount to, or sell, transfer or lease any Acquired Assets to, or enter into any agreement or arrangement with, any Affiliate of the Seller;

                (vii) change any of the Seller's banking or safe deposit arrangements;

                (viii) grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person;

                (ix) other than in the ordinary course of business consistent with past practice, distribute any property to any employee of the Seller;

                (x) grant to any officer or employee any increase in compensation or benefits, other than increases in compensation or benefits for employees in the ordinary course of business consistent with past practice and not in excess of five percent (5%);

                (xi) pay any pension, retirement allowance or other employee benefit not required by any plan, policy or program identified on
         Schedule 5.21 hereto;
         -------------

               (xii)  adopt, agree to adopt, or make any announcement regarding
         (x) the adoption of any new pension, retirement or other employee benefit plan, policy or program, or (y) adoption of any amendments to any existing plan, policy or program identified on Schedule 5.21 unless
                                                            -------------
         otherwise required by applicable law; or

               (xiii) agree, whether in writing or otherwise, to do any of the foregoing.

          (e) From the date hereof through the Closing Date, the Seller shall give prompt written notice to the Purchaser of any material casualty losses or damages with respect to the Acquired Assets (whether or not any such loss or damage shall have been covered by insurance) and, if such loss is insured, the Seller shall promptly notify the carrier and make a claim.

          (f) No contract or commitment will be entered into, and no purchase of supplies and no sale of any of the Seller's assets will be made, by or on behalf of the Seller, except (i) normal contracts or commitments for the purchase of, and normal purchases of, supplies or inventory or for the sale of inventory, in each case made in the ordinary course of business and consistent with past practice, (ii) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice; and (iii) contracts and commitments required under this Agreement and the Related Documents.

          (g)  The Seller shall maintain the insurance set forth on Schedule
                                                                    --------
5.16 hereto and all property insured thereby shall be used, operated, maintained
----
and repaired in the ordinary course of business consistent with past practice.

          (h) The Seller shall not do any act or omit to do any act, or permit any act or omission to act (to the extent the Seller has control over such act or omission), which will cause a breach of any material contract or commitment of the Seller or which would reasonably be expected to cause the breach by the Seller of any representation, warranty, covenant or agreement made hereunder.

          (i) The Seller shall duly comply in all material respects with all laws applicable to it and the Acquired Assets, Business and its employees.

          (j) The Seller shall file when due all federal, state, local and foreign Tax Returns and amendments thereto required to be filed by it and shall pay all Taxes shown as due and payable thereon. All returns and reports in respect of employee withholdings, FICA, unemployment and other similar items and other applicable taxes shall be timely made as shall all deposits and payments due in respect of such taxes and obligations.

     4.04 Taxes, Fees and Expenses. All sales, use, transfer, and purchase taxes
          ------------------------
and fees arising out of the transfer of the Acquired Assets shall be paid by the Seller.

     4.05 Employees. (a) The Purchaser shall extend offers of employment
          ---------
(contingent upon the Closing) to such Employees and upon such terms as the Purchaser shall determine in its sole discretion, it being understood that the Seller shall be responsible for, and shall indemnify and hold harmless (as set forth in Article VIII) the Purchaser from and against any severance, termination, "golden parachute" or other obligations with respect to any Employees, whether or not such Employee accepts employment with the Purchaser, whether pursuant to corporate policy, any Benefit Plans (as defined in Section 5.21(a) hereof), or by law (domestic or foreign), including without limitation any liabilities arising under the Workers Adjustment and Retraining Notification Act ("WARN") and whether or not pursuant to individual agreement or commitment or group plan. No agreement, understanding or arrangement entered into by a Transferred Employee and the Seller shall prohibit or restrict a Transferred Employee from disclosing Proprietary Information of the Seller to the Purchaser or its Affiliates after the Closing.

          (b) Except as set forth in this Section 4.05, as of and after the Closing, the Purchaser shall not assume any obligation or liability for and the Seller shall remain responsible for any and all obligations and liabilities to the Employees, former Employees and Transferred Employees of the Seller related to any employment or service performed or otherwise, which were incurred or accrued prior to the Closing whether payable prior to or after the Closing.

     4.06 Change and Assignment of Name. Immediately after the Closing, the
          -----------------------------
Seller will cause an amendment to its Certificate of Incorporation to be filed with the Secretary of State of Delaware changing its name to a name which does not resemble or is confusingly similar to "DEC.com" (which amendment shall become effective within three (3) business days after the Closing Date) and will cause to be filed immediately after the Closing such documents as are necessary to reflect such change in its corporate name. Thereafter, the Seller and the Shareholder will not use or permit any of its Affiliates to use the name "DEC.com" or any variant or derivative thereof. In connection with enabling the Purchaser, at or as soon as practicable after the Closing, to use the name "DEC.com", the Seller will, at or prior to Closing, execute and deliver to the Purchaser all consents related to such use of the name as may be reasonably requested by the Purchaser. The parties hereto acknowledge, understand and agree that the Shareholder currently utilizes the name DEC, Inc., and many variations thereof, and intends to continue to do so after the Closing Date, other than in combination with ".com" or any other name that would suggest DEC, Inc. is involved in E-Commerce.

     4.07 Maintenance of Books and Records. Each of the parties hereto shall
          --------------------------------
preserve, until at least the fifth (5th) anniversary of the Closing Date, all pre-closing records possessed or to be possessed by such party relating to the Seller. After the Closing Date and up until at least the fifth (5th) anniversary of the Closing Date, upon any reasonable request from a party hereto or its Representatives, the party holding such records shall (i) provide to the requesting party or its Representatives reasonable access to such records during normal business hours and (ii) permit the requesting party or its Representatives to make copies of such records, in each case at no cost to the requesting party or its Representatives (other than for reasonable out-of-pocket expenses). Such records may be sought under this Section 4.07 for any reasonable purpose, including, without limitation, to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure or other similar needs of the party seeking such records.

     4.08 Bulk Sales Law. The Purchaser hereby waives compliance by the Seller
          --------------
with the provisions of all applicable state bulk sales laws, and the Seller warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against the Purchaser by reason of such noncompliance to the extent that such liabilities arise before the Closing, and agrees to protect, defend, save harmless and indemnify the Purchaser from and against any and all such claims and demands pursuant to the procedures set forth in Article VIII hereof which shall apply thereto in all respects.

     4.09  No-Shop. None of the Shareholder or the Seller or any agent, officer,
           -------
director or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

           (a) solicit or initiate, either directly or indirectly, the submission of proposals or offers from any person for,

           (b)  participate in any discussions pertaining to, or

           (c) furnish any information to any person other than the Purchaser relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Seller or a merger, consolidation or business combination of the Seller.

     4.10  Inaccuracy of Schedules. Each party hereto agrees that, with respect
           -----------------------
to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to notify the other in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that such disclosures shall not be deemed to modify, amend or supplement the representations and warranties of the Seller, the Shareholder or the Purchaser, as the case may be, or the schedules hereto for the purposes of Article VII. Within 15 days of receipt of such notice, the receiving party shall either waive any objection to such disclosure or terminate this Agreement in accordance with
Article IX hereof.

     4.11  Public Disclosure. The parties hereto shall consult with one another
           -----------------
before issuing any press release or otherwise making any public statement with respect to this Agreement and shall not issue any such press release or make any such public statement prior to receiving approval by the other party, such approval not to be unreasonably withheld, except as might be required by law.

     4.12  Consents. Each of the parties hereto shall use commercially
           --------
reasonable efforts to obtain all necessary consents, waivers and approvals under any material, agreements, contracts, licenses or leases in connection with this Agreement.

     4.13  Legal Conditions to Closing. Each of the parties hereto shall take
           ---------------------------
all reasonable action necessary to comply promptly with all legal requirements which may be imposed on itself with respect to this Agreement (which action shall include, without limitation, furnishing all information required under the HSR Act) and in connection with approvals of or filings with any other governmental entity and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed in connection with this Agreement.

      4.14  Expenses. Whether or not the transactions contemplated hereby are
            --------
consummated, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee, costs or expense, provided that the Shareholder shall bear all such expenses incurred by the Seller.

      4.15  Filing of Certificate of Designation and Preferences. Upon
            ----------------------------------------------------
determining the number of shares of HCC Series B Preferred Stock to be issued pursuant to Section 2.01(b)(i) hereof or the number of shares of HCC Series C Preferred Stock to be issued pursuant to Section 201(b)(ii) hereof, HCC shall promptly file with the Secretary of State of Delaware the Certificate of Designation and Preferences with respect to the series of preferred stock to be so issued.

      4.16  Restrictions on Transferability and Registration Rights. The Seller
            -------------------------------------------------------
acknowledges that the securities of HCC to be issued pursuant to the terms of this Agreement have not been registered under the Securities Act and agrees not to transfer such securities in violation of the Securities Act or in any event prior to the expiration of 180 days from the Closing Date. HCC hereby grants to Seller, and Seller shall have, the following registration rights with respect to such securities:

            (a) Shelf Registration. Within 30 days after the expiration of 180
                ------------------
days from the Closing Date, HCC shall prepare and file with the SEC a "shelf" registration statement (such registration statement including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, a "Registration Statement") covering all of the shares of HCC common stock into which HCC's shares of HCC Series A Preferred Stock are convertible (the "Shares") for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Registration Statement shall be on Form S-3 (except if HCC is not then eligible to register for resale the Shares on Form S-3, such registration shall be on Form S-1 or another appropriate form in accordance herewith as the Seller may consent). HCC shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the SEC or such earlier date when all Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to HCC pursuant to a written opinion letter to such effect (the "Effectiveness Period"). Anything to the contrary contained herein notwithstanding, (i) HCC shall not voluntarily take any action that would result in the Seller not being able to sell the Shares during the Effectiveness Period, unless such action is required under applicable law, as evidenced by an opinion of counsel to HCC or such other evidence as the Seller may deem acceptable, or HCC has, upon written advice of counsel, filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective; (ii) Seller shall not be able to register Shares under this Section 4.16(a) to the extent Seller has had the opportunity to register such Shares on the shelf registration statement filed on behalf of the Vitamins.com, Inc. shareholders; and (iii) Seller shall not be able to register Shares under this
Section 4.16(a) to the extent the Shares are then registered under 4.16(b) under a Registration Statement other than the registration statement referred to in
(ii) above, but the restriction contained in this (iii) shall apply only until such registration is terminated.

          (b) Piggyback Registration Rights. If at any time beginning after 180
              -----------------------------
days from the Closing Date and expiring on the second anniversary thereof, HCC shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, HCC will:

              (i)  promptly give to the Seller written notice thereof; and

              (ii) include in such registration (A) the Shares and (B) any other shares of HCC common stock held by HCC stockholders who have the right to and elect to sell shares in such offering ("Registrable Securities") specified in a written request made by the Seller within ten (10) days after receipt of the written notice from HCC described in clause (i) above, except as set forth below.

Notwithstanding the foregoing, HCC shall not be required to include in any such registration Shares a Seller requests be included in the registration if all of such Shares could then be sold by such Seller pursuant to Rule 144 under the Securities Act.

         If the registration of which HCC gives notice is for a registered public offering involving an underwriting, HCC shall so advise the Seller as a part of the written notice given pursuant to this Section 4.16(b). In such event the right of the Seller to registration pursuant to this Section 4.16(b) shall be conditioned upon the Seller's participation in such underwriting on the same terms as other sellers of HCC Securities and the inclusion of the Seller's Registrable Securities in the underwriting to the extent provided herein. The Seller shall, if it proposes to distribute its securities through such underwriting (together with HCC and other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form on the same terms as other sellers of HCC Securities with the representative of the underwriter or underwriters selected by HCC. Notwithstanding any other provision of this Section 4.16(b), if the representative of the underwriters advises HCC that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting. HCC shall so advise all holders of securities that are entitled to be included in the registration and underwriting and participation shall be allocated first to HCC for securities being sold for its own account, and the balance, if any, of the number of shares that may be included in the registration statement and underwriting shall be allocated among the Seller and other shareholders in proportion, as nearly as practicable, to the respective amounts of shares which they had requested to be included in such registration at the time of filing the registration statement.

          (c) Expenses of Registration. HCC shall pay all Registration Expenses
              ------------------------
(as hereafter defined) in connection with any registration, qualification or compliance pursuant to this Section 4.16, and each Seller shall pay all Selling Expenses (as hereafter defined) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by him or her. For purposes of this Section 4.16(c), "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by HCC in complying with Sections 4.16(a), 4.16(b) and 4.16(d), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for HCC, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. For purposes of this Section 4.16(c), "Selling Expenses" shall mean all selling discounts, commissions and stock transfer or other Taxes applicable to the Registrable Securities and all fees and disbursements of counsel for Seller.

          (d) Registration Procedures. In the case of any registration effected
              -----------------------
by HCC pursuant to this Section 4.16, HCC will keep Seller advised in writing as to the initiation of each registration and as to the completion thereof. HCC will:

              (i) Not less than ten (10) days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), (A) furnish to the Seller and its designated counsel, and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of Seller, its counsel and such managing underwriters, and (B) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to Seller and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act.

              (ii) (A) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective for the Effectiveness Period; (B) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force); (C) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide Seller true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (D) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Shares covered by the Registration Statement during the Effectiveness Period.

              (iii) File such supplements or attach "stickers" to the Registration Statement or prospectus as and when required by the Securities Act or the SEC to evidence a material amount of resales by Seller or any other supplemental matter pursuant to a prospectus.

               (iv) Notify Seller, its designated counsel and any managing underwriters as promptly as reasonably possible (and, in the case of (A)(1) below, not less than five (5) days (or, in the case of a supplement or "sticker" required to be filed or attached, within two (2) days) prior to such filing) and (if requested by any such person) confirm such notice in writing no later than two (2) days following the day (A)(1) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (2) when the SEC notifies HCC whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (HCC shall provide true and complete copies thereof and all written responses thereto to Seller and to its designated counsel); and (3) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement or prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Shares or the initiation of any proceedings for that purpose; and (D) in the case of Underwritten Offerings, if at any time any of the representations and warranties of HCC contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects;
     (E) of the receipt by HCC of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (F) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (v) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of the Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, at the earliest practicable moment.

               (vi) If requested by any managing underwriter or Seller in connection with an Underwritten Offering, (A) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and the Seller reasonably agree should be included therein, and (B) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after HCC has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that HCC shall not be required to take any action pursuant to this subsection (vi) that would, in the opinion of counsel for HCC, violate applicable law or be materially detrimental to the business prospects of HCC.

               (vii) Furnish to Seller, its designated counsel and any managing underwriters, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

               (viii) Promptly deliver to Seller, its designated counsel, and any underwriters, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request; and HCC hereby consents to the use of such prospectus and each amendment or supplement thereto by the Seller and any underwriters in connection with the offering and sale of the Shares covered by such prospectus and any amendment or supplement thereto.

               (ix) Prior to any public offering of Shares, use its commercially reasonable efforts to register or qualify or cooperate with the Seller and any underwriters and their designated counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Seller requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Shares covered by a Registration Statement; provided, however, that HCC shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject HCC to any material tax in any such jurisdiction where it is not then so subject.

               (x) Cooperate with the Seller and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Shares to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Shares to be in such denominations and registered in such names as any such managing underwriters or Seller may request.

               (xi)   Upon the occurrence of any event contemplated by Section
     4.16 (d) (iv)(F) hereof, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (xii) Use its reasonable best efforts to cause the Shares relating to such Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by HCC are then listed or quoted, and in connection therewith to file with the Nasdaq National Market (or such other exchange or quotation system as is then the principal trading market for HCC's common stock) an application for listing of additional shares with respect to the Shares.

               (xiii) Provide a transfer agent and registrar for the Shares registered pursuant to the Registration Statement and a CUSIP number for all such Shares, in each case not later than the effective date of the Registration Statement.

               (xiv) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by any managing underwriters and the Seller) in order to expedite or facilitate the disposition of such Shares, and whether or not an underwriting agreement is entered into, (A) make such representations and warranties to the Seller and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings (subject to the scheduling of appropriate exceptions to insure such representations and warranties are accurate), and confirm the same if and when requested; (B) in the case of an Underwritten Offering obtain and deliver copies thereof to the Seller and the managing underwriters, if any, of opinions of counsel to HCC and updates thereof addressed to each Seller and each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and the designated counsel of the Seller covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such designated counsel and underwriters;
     (C) use its reasonable best efforts immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Shares sold pursuant thereto, deliver copies to the Seller and the managing underwriters, if any, of "cold comfort" letters and updates thereof obtained from the independent certified public accountants of HCC (and, if necessary, any other independent certified public accountants of any subsidiary of HCC or of any business acquired by HCC for which financial statements and financial data is, or is required to be, included in the Registration Statement); (D) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures acceptable to the managing underwriters, if any, and the Seller; and (E) deliver such documents and certificates as may be reasonably requested by the Seller of a majority of the Shares being sold, their designated counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by HCC.

               (xv) Make available for inspection by the Seller, any representative of the Seller, any underwriter participating in any disposition of Shares, and any attorney or accountant retained by the Seller or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of HCC and its subsidiaries, and cause the officers, directors, agents and employees of HCC and its subsidiaries to supply all information in each case reasonably requested by the Seller, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by HCC in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (W) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (X) disclosure of such information, in the opinion of counsel to such person, is required by law; (Y) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person; or (Z) such information becomes available to such person from a source other than HCC and such source is not known by such person to be bound by a confidentiality agreement with HCC.

               (xvi) Comply with all applicable rules and regulations of the SEC.


          (e)  Information by Seller. The Seller shall furnish to HCC such
               ---------------------
information regarding the Seller and the distribution proposed by the Seller as HCC may reasonably request in connection with any registration, qualification or compliance referred to in this Section 4.16, but only to the extent that such information is required in order for HCC to comply with its obligations under all applicable securities and other laws and to ensure that the Registration Statement relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. The Seller covenants that it will promptly notify HCC of any changes in the information set forth in the Registration Statement or otherwise provided by such Seller to HCC regarding the Seller or the Seller's plan of distribution as a result of which the Registration Statement or any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding the Seller or its intended method of distribution of such Registrable Securities or omits to state any material fact regarding the Seller or its intended method of distribution of the Registrable Securities required to be stated therein or necessary to make the statements therein, not misleading.

          (f)  Indemnification and Contribution.
               --------------------------------

               (i) HCC agrees to indemnify and hold harmless the Seller from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Seller may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus, or any violation or alleged violation by HCC of the Securities Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, and HCC will, as incurred, reimburse the Seller for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the indemnity contained in this Section 4.16(f)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of HCC (which consent shall not be unreasonably withheld), nor shall HCC be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (A) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to HCC by the Seller specifically furnished for use in preparation of the Registration Statement, (B) the failure of the Seller to comply with any of the covenants and agreements contained in this Section 4.16, or (c) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Seller prior to the pertinent sale or sales by the Seller.

               (ii) The Seller agrees to indemnify and hold harmless HCC from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which HCC may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (A) an untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus in reliance upon and in conformity with written information furnished to HCC by the Seller in an instrument executed by the Seller and specifically stated to be for use in preparation of the Registration Statement, or any violation or alleged violation by the Seller of the Securities Act, the Exchange Act, any state law, rule or regulation promulgated thereunder; provided, however, the indemnity contained in this Section 4.16(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Seller (which consent shall not be unreasonably withheld), and provided that the Seller shall not be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected in a writing delivered to HCC at least two business days before the sale from which such loss arose, (B) the failure of the Seller to comply with any of the covenants and agreements contained in this Section 4.16, or (C) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Seller prior to the pertinent sale or sales by the Seller; and the Seller will, as incurred, reimburse HCC for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the amount payable by the Seller to HCC pursuant to this Section 4.16(f) by reason of a sale of HCC Common Stock by the Seller exceed the amount of the net proceeds to such Seller from the sale of HCC Common Stock from which such liability arose.

               (iii) Promptly after receipt by any indemnified person under subsections (i) or (ii) above of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
     Section 4.16(f), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (provided, however, that no failure to provide such notice shall relieve any indemnifying person of any liability hereunder except to the extent that such indemnifying person is prejudiced thereby), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that, if the indemnifying person shall propose that the same counsel represent it and the indemnified person, and if counsel for the indemnified person shall reasonably have concluded that there is an actual conflict of interest posed by the representation proposed by the indemnifying person, the indemnified person shall be entitled to retain its own counsel reasonably satisfactory to the indemnifying person at the expense of such indemnifying person; provided, however, that if more than one indemnified person makes a claim against an indemnifying person based on substantially similar facts, the indemnifying person shall not be responsible for the fees of more than one counsel for all indemnified persons whose claims are based on substantially similar facts.

               (iv) if the indemnification provided for in this Section 4.16(f) is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of each such party, as well as any other relevant equitable considerations; provided, however, that any contribution by the Seller shall not exceed the net proceeds to the Seller for the sale of HCC Common Stock from which such liability arose, except in the case of willful fraud by the Seller. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by HCC on the one hand or a Seller on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. HCC and the Seller agree that it would not be just and equitable if contribution pursuant to this Section 4.16(f) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 4.16(f)(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this
     Section 4.16(f)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (v)   The obligations of the HCC and the Seller under this
     Section 4.16(f) shall be in addition to any liability which HCC and the Seller may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of HCC or any Seller, and to each person, if any, who controls HCC or the Seller within the meaning of the Securities Act or the Exchange Act.

          (g)  Restrictive Legend. Each certificate representing the securities
               ------------------
of HCC issued pursuant to this Agreement shall bear substantially the following legend (in addition to any legends required under applicable securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES, AND MAY ONLY BE TRANSFERRED (1) IN CONFORMITY WITH RULE 145, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (3) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933.

The legends contained in this Section 4.16(g) shall be removed from a certificate in connection with any sale in compliance with the terms of this Agreement and pursuant to the Registration Statement or a registration statement covered by Section 4.16(b), or pursuant to Rule 144 (if accompanied by any legal opinion reasonably required by the HCC), but shall not be removed in any other circumstance without HCC's prior written consent (which consent shall not be unreasonably withheld or delayed and shall be granted if such legend is no longer appropriate).

          (h)  Rule 144 Reporting. With a view to making available the benefits
               ------------------
of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, HCC agrees to use its reasonable best efforts to:

               (i) Make and keep adequate, current public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (ii) File with the SEC in a timely manner all reports and other documents required of HCC under the Securities Act and the Exchange Act; and

               (iii) So long as the Seller owns any Registrable Securities, to furnish to the Seller forthwith upon request a written statement by HCC as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of HCC, and such other reports and documents of HCC as the Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing the Seller to sell any such Registrable Securities without registration.

               (i)  Other Series of HCC Preferred Stock. The Seller shall in the
                    -----------------------------------
event of any issuance of HCC Series B Preferred Stock or HCC Series C Preferred Stock under this Agreement have the same rights as are granted Seller under this
Section 4.16 with respect to the HCC Series A Preferred Stock; provided, however, that the shelf registration rights provided for in Section 4.16(a) and the two year piggyback registration rights provided for in Section 4.16(b) shall commence on the date of issuance of such Series.

               (j)  Inconsistent Agreements. HCC has not entered into, nor after
                    -----------------------
the date of this Agreement will HCC enter into, any agreement, commitment or obligation which would prevent the Seller from exercising and obtaining its rights hereafter (it being understood that HCC has in the past and may in the future grant registration rights to other security holders, allowing such holders to participate on a pro rate basis with the Seller or others in any piggyback registration rights exercised by the Seller or others).

               (k)  Transfer of Registrative Rights. The right to register the
                    -------------------------------
Shares granted to the Seller pursuant to this Agreement may be transferred (but only with all related obligations) by the Seller to any Person that acquires the Shares but only if (i) the Seller gives HCC written notice of such transfer, identifying the name and address of the transferee and the security involved and
(ii) the transferee agrees in writing to be bound by the terms, conditions, and obligations of Section 4.16. To the extent that any of the registration rights have been transferred by the Seller to any other Person, then all decisions in this Section 4.16 with respect to registration to be made by the Seller shall be made by the holder or holders of the majority of the Shares at any given time.

          4.17  Advisory Board Seat It is agreed that David L. Kriegel shall be
                --------------------
appointed to the Advisory Board of HCC.

          4.18  Pharmacy Licenses. Each of Seller and Purchaser shall cooperate
                -----------------
and use commercially reasonable efforts to take all actions necessary to obtain the pharmacy licenses and DEA registrations necessary for Purchaser to operate the Business. Seller shall execute a power of attorney in the form of Exhibit
                                                                      -------
3.02(k) hereto in favor of Purchaser as Seller's agent under all of Seller's
-------
pharmacy licenses and DEA registrations. Seller shall use its reasonable best efforts to maintain its pharmacy licenses and DEA registrations in good standing until such time as Purchaser confirms that it has received all necessary licenses and registrations.

          4.19  Further Cooperation. Each of the Seller and the Purchaser shall
                -------------------
cooperate, and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE V


         REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SHAREHOLDER
         ------------------------------------------------------------

     Each of the Seller and Shareholder represents and warrants to the Purchaser as follows:

     5.01  Organization. The Seller is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of the State of Delaware. The Seller does not have any Subsidiaries. The Seller has all requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. The Seller is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where any such failure to be so qualified and in good standing would not be reasonably expected to result in a Material Adverse Effect. A list of the jurisdictions in which the Seller is so qualified is set forth on Schedule 5.01 hereto.
                             -------------

     5.02  Capital Stock and Related Matters. Schedule 5.02 hereto sets forth
           ---------------------------------  -------------
the authorized and outstanding capital stock of the Seller. Except as set forth on Schedule 5.02 hereto, the Seller does not have outstanding any stock or
   -------------
securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. The Seller is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. The ownership of the outstanding shares of the Seller's capital stock is as set forth on Schedule 5.02 and all of such shares
                                          -------------
have been validly issued and are fully paid and nonassessable.

     5.03  Authorization. The Seller and the Shareholder each has all requisite
           -------------
power and authority to enter into this Agreement and each Related Document to which it is a party and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by each of the Seller and the Shareholder to authorize the execution, delivery and performance of this Agreement and each Related Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken.

     5.04  Valid and Binding. The execution, delivery and performance of this
           -----------------
Agreement and all Related Documents have been duly and validly authorized by all necessary corporate actions on the part of the Seller and the Shareholder and constitute valid and binding obligations of the Seller and the Shareholder, enforceable against the Seller and the Shareholder in accordance with their terms, except that (a) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought ((a) and (b) are referred to collectively as, the "Bankruptcy Exceptions").

     5.05  No Violation. Except as set forth on Schedule 5.05 hereto, the
           ------------                         -------------
execution and delivery of this Agreement and each Related Document by the Seller and the Shareholder, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not (subject only to obtaining any required consents, approvals, authorizations, exemptions or waivers set forth on Schedule 5.06 hereto)
                                                   -------------
conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind other than Permitted Encumbrances upon any of the Acquired Assets under, any provision of
(a) the Certificate of Incorporation or By-laws of the Seller, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which the Seller or the Shareholder is a party or by which any of their properties or assets are bound, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller, the Shareholder, the property or Acquired Assets, except in the case of clauses (b) and (c) for any such violations, breaches, defaults, rights of termination, cancellation or acceleration or requirements which, individually or in the aggregate would not have a Material Adverse Effect on the Business or the Acquired Assets or would not adversely affect the ability of the Seller or the Shareholder to consummate the transactions contemplated by this Agreement.

     5.06  Consents and Approvals. With the exception of compliance with the
           ----------------------
requirements of the HSR Act and except as set forth in Schedule 5.06 hereto, no
                                                       -------------
consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any Existing Contract is required to be obtained by the Seller or Shareholder in connection with the execution, delivery and performance by Seller and Shareholder of this Agreement and each Related Document to which the Seller or the Shareholder is a party or the consummation of the transactions contemplated hereby or thereby.

     5.07  Financial Statements. The Seller has furnished to the Purchaser true,
           --------------------
correct and complete copies of the unaudited balance sheet of the Seller as of February 26, 2000 and an unaudited balance sheet of the Seller as of June 24, 2000, as well as an unaudited income statement of the Seller for the year ended February 26, 2000 and an unaudited income statement of the Seller for the four month period ended June 24, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared by the Seller on the basis of the books and records maintained by the Seller in the ordinary course of business in a manner consistently used and applied throughout the periods involved. The Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the assets, liabilities and financial condition of the Seller as at the respective dates thereof and the results of operations of Seller for the respective periods covered thereby. The books and records of the Seller to which such statements relate fully and fairly reflect bona fide transactions set forth therein.

         5.08 Interim Operations. Except as set forth on Schedule 5.08, since
              ------------------                         -------------
June 24, 2000:

              (a) the Business has been conducted by the Seller only in the ordinary and usual course consistent with past practices;

              (b)      with respect to the Business, the Seller has not:

                       (i)    suffered any Material Adverse Effect;

                       (ii) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary and usual course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                       (iii) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary and usual course of business and consistent with past practice;

                       (iv)   permitted or allowed any of the material
         Acquired Assets to be subjected to any Encumbrance (except Encumbrances created by law and Permitted Encumbrances);

                       (v) canceled any debts owing to the Seller or waived any claims or rights that constitute Acquired Assets other than in the ordinary and usual course of business and consistent with past practices;

                       (vi) sold, transferred, or otherwise disposed of, any of the Acquired Assets, except in the ordinary and usual course of business and consistent with past practice;

                       (vii) disposed of, failed to take reasonable steps to protect, or permitted to lapse, any of the Seller's rights for the use of its Owned Intellectual Property, or disposed of, failed to take reasonable steps to protect, or disclosed to any Person any Proprietary Information of the Seller, other than in the ordinary and usual course of business and consistent with past practices, except where the same would not be reasonably expected to have a Material Adverse Effect;

                       (viii) made any change in any method of accounting or accounting practice;

                       (ix)   except as set forth in the Financial
         Statements, written down or written up the value of any inventory, increased inventory levels in excess of historical levels for comparable periods or written off as uncollectible any notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                           (x)     except as set forth in the Financial
         Statements, made any single capital expenditure commitment in excess of$25,000 for additions to property, plant, equipment or intangible capital assets or made capital expenditure commitments in excess of$50,000 in the aggregate for additions to property, plant, equipment or intangible capital assets;

                           (xi) made any material change in the manner in which products or services have been developed or marketed, except in the ordinary course of business consistent with past practice;

                           (xii) had any labor dispute or received notice of any grievance;

                           (xiii) borrowed or agreed to borrow any funds except to cover the cash flow requirements of the Business;

                           (xiv) other than cash and cash equivalents, paid and/or declared any dividends with respect to its shares of capital stock, whether in shares of capital stock or other property;

                           (xv) granted to any officer or employee any increase in compensation or benefits, other than increases of compensation or benefits to employees in the ordinary course of business and consistent with past practice;

                           (xvi) paid any pension, retirement allowance or other employee benefit not permitted or required by any plan, policy or program identified on Schedule 5.21 hereto other than in the ordinary course of business consistent with past practices;

                           (xvii) adopted, agreed to adopt, or made any announcement regarding (i) the adoption of any new pension, retirement or other employee benefit plan, program or policy, or (ii) the adoption of any amendments to any existing plan, policy or program identified on
         Schedule 5.21 unless otherwise required by applicable law; or
         -------------

                           (xviii) suffered or agreed to take any of the actions set forth in this subparagraph (ii); and

                    (c) None of the material assets of the Seller has been affected in any way as a result of fire, explosion or other casualty (whether or not covered by insurance).

         5.09  Undisclosed  Liabilities.  The Seller does not have any  material
               ------------------------
liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise applicable to the Acquired Assets), except for liabilities or obligations (a) disclosed on Schedule 5.09 hereto, (b) disclosed in the
                             -------------
Financial Statements, (c) arising in the ordinary course of business consistent with past practice under any Existing Contract or (d) that are normal in amount and were incurred in the ordinary course of business consistent with past practice since May 26, 2000.

         5.10 Taxes. Except as set forth on Schedule 5.10 hereto:
         ----------                         -------------

         (a) All Tax Returns required to have been filed by or with respect to the Seller with any Taxing Authority have been duly filed, and each such Tax Return accurately, correctly and completely reflects in all material respects the income, franchise or other tax liability and all other information, including the tax basis and recovery periods for assets, required to be reported thereon. All Taxes (whether or not shown on any Tax Return and whether or not assessed) owed by the Seller have been paid or have been adequately reserved for in the Financial Statements. There are no Liens of any kind upon or with respect to any Asset, including without limitation, any Lien for any Tax.

         (b) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

         (c) The Seller and the Shareholder do not expect any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any tax liability of the Seller either
(i) claimed or raised by any Taxing Authority or (ii) otherwise known to the Seller or the Shareholder. No issues have been raised in any examination by any Taxing Authority with respect to the Seller which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.10 attached hereto lists all
                                  -------------
federal, state, local and foreign income Tax Returns filed by or with respect to the Seller for all taxable periods ended on or after March 1, 1997, indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Purchaser (A) complete and correct copies of all federal, state, local and foreign income Tax Returns filed by or on behalf of, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Seller since March 1, 1997, (B) all notices, protests or other correspondence relating to any Taxes or Tax Returns since March 1, 1997; (C) any elections or disclosure of any controversial positions filed by or on behalf of the Seller with any Tax Authority (whether or not filed with any Tax Return); (D) any letter rulings, determination letters or similar documents issued by any Tax Authority with respect to the Seller; (E) any closing agreement entered into with any Tax Authority; and (F) Tax Return workpapers.

         (d) The Seller has, within the meaning of Section 6662(d)(2)(B)(ii)(I) of the Code, adequately disclosed on its federal income Tax Returns the relevant facts affecting any item or position taken for which substantial authority (within the meaning of Section 6662(d)(2)(B)(i) of the Code) did not exist at the time the return was filed. The Seller has not reflected on any Tax Return any item the tax treatment for which there was no "reasonable basis" (within the meaning of Section 6662(d)(2)(B)(ii)(II) of the Code).

   5.11  Condition of Property and Inventory.
         -----------------------------------

         (a)   Except as set forth on Schedule 5.11(a), all material Tangible
                                      ----------------
Property of the Seller is in good operating condition and repair, reasonable wear and tear excepted, and all such material Tangible Property is adequate for the uses to which it is being put. None of such material Tangible Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

         (b)   Except as set forth on Schedule 5.11(b),  all inventory of
                                      ----------------
Seller reflected on the Financial Statements and all inventory of Seller included in the Acquired Assets (i) was acquired and has been obtained in the ordinary course of the Business and consistent with Seller's past practice, (ii) is of good and merchantable quality, (iii) consists of quality, quantity and condition usable or saleable in the ordinary course of the Business, and (iv) except as reflected on the Financial Statements, does not include any obsolete inventory, damaged or defective inventory, slow-moving inventory or other inventory not realizable at its recorded costs. Except as set forth on Schedule
                                                                       --------
5.11(b), Seller is not under any obligation with respect to returns or
-------
allowances relating to any goods in the possession of customers.

   5.12  Contracts and Commitments.
         -------------------------

         (a)   Schedule 1.01(g) lists all Existing Contracts (copies of which
               ----------------
have heretofore been delivered to the Purchaser) and all currently effective oral agreements and commitments, if any, to which the Seller or Shareholder is a party and which relate to the Business. Except as set forth in Schedule 5.12(a)
                                                               ----------------
hereto and other than for those Existing Contracts that are Excluded Assets, (i) all such Existing Contracts constitute valid and binding agreements of the Seller and, to the knowledge of the Seller or the Shareholder, each other party thereto, enforceable in accordance with their terms, (ii) with respect to such Existing Contracts there are no existing defaults by the Seller or, to the knowledge of the Seller or the Shareholder, by any other party thereto and there is no event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under such Existing Contracts by the Seller or, to the knowledge of the Seller, by any other party thereto, (iii) the Seller is not restricted by agreement from carrying on in any geographical location the Business as conducted on the Closing Date and (iv) there are no negotiations pending or in progress to revise any such Existing Contract.

         (b)   Except as set forth on Schedule 5.12(a), (i) each Third Party
                                      ----------------
License is a valid, legally binding agreement, enforceable against the Seller, and to the knowledge of the Seller, each other party thereto in accordance with its terms, and (ii) each Third Party License is in full force and effect and, with respect to each, there is no default by the Seller or, to the knowledge of the Seller or the Shareholder, any other party thereto, and there is no event which, whether with or without notice, lapse of time, or the occurrence of any other event would constitute a default by the Seller or, to the knowledge of the Seller or the Shareholder, any other party thereto.

   5.13  Intellectual Property and Technology.  Schedule 5.13 sets forth a true,
         ------------------------------------   -------------
complete and correct list of all Intellectual Property (other than Technology and Proprietary Information) of the Seller, including the Software Products and Web Sites, and all other computer software, programs and code owned by or licensed to the Seller, including an indication in each case of which is Owned Intellectual Property and which is Licensed Intellectual Property. Except as specifically set forth on Schedule 5.13 hereto:
                          -------------

                  (a) The Seller owns all legally enforceable right, title and interest to all Intellectual Property included within the Acquired Assets (except for Non-Owned Intellectual Property), free and clear of all Encumbrances other than Permitted Encumbrances and without obligation to pay any royalties, license fees or other amounts to any other Person.

                  (b) To the knowledge of the Seller or the Shareholder, there is no unauthorized use, disclosure, infringement or misappropriation by any third party, including any employee or former employee of the Seller, of any Intellectual Property of the Seller, or of any right of any third party in Intellectual Property licensed by or through the Seller. The Seller has no agreement to indemnify any individual or entity against any charge of infringement of any Intellectual Property, other than indemnification provisions normal and usual for the Seller's industry contained in purchase orders or license agreements arising in the ordinary course of business. The Seller has not received (nor does the Seller or the Shareholder have any knowledge of) any notice, claim or allegation from any Person questioning the right of the Seller to unconditionally use, possess, transfer, convey or otherwise dispose of any Intellectual Property (other than the Licensed Intellectual Property) or questioning the right of the Seller to use any Licensed Intellectual Property. No governmental agency or authority has disputed the Seller's right to obtain or continue registration of any Intellectual Property where the Seller has applied for such registration, except where such dispute has been resolved in favor of issuing or continuing such registration. To the knowledge of the Seller and the Shareholder, the Seller's use of the Owned Intellectual Property and the Licensed Intellectual Property in the Business, past and present, has not and does not violate, interfere with or infringe upon the rights of any other Person. The Seller's use of the Owned Intellectual Property and the Licensed Intellectual Property in the Business, past and present, does not constitute a breach of any agreement, obligation, promise or commitment by which the Seller may be bound or constitute a violation of any laws, regulations, ordinances, codes or statutes in any jurisdictions.

                  (c) There is no interference, opposition, cancellation, reexamination or other contest, proceeding, action, suit, hearing, investigation, charge, complaint, demand, notice, claim, dispute nor any claim of infringement, misappropriation or other violation by the Seller of any Intellectual Property or other proprietary rights of any other Person pending or, to the knowledge of the Seller or the Shareholder (following a reasonable investigation), threatened against the Seller.

                  (d) Except for the agreements described on Schedule 5.13(d),
                                                             ----------------
no licenses or other rights have been granted by the Seller or the Shareholder, and neither the Seller nor the Shareholder has any obligation to grant any licenses or other rights, with respect to any Intellectual Property of the Seller. Except as described on Schedule 5.13(d), no claims have been made by or
                               ----------------
against the Seller for any violation or infringement by others of any rights with respect to any Intellectual Property.

                  (e) The Seller has all rights in the Intellectual Property necessary to conduct the Business as it is currently conducted by the Seller.

                  (f) All statements and representations made by the Seller in any pending Intellectual Property applications, filings or registrations were true in all material respects as of time they were made. No registered copyright, trademark, service mark or patent used in the Business has lapsed, expired or been abandoned or canceled, or is subject to any injunction, judgment, order, decree, ruling or charge or is subject to any pending or threatened oppositions, cancellations, interferences or other proceedings before the United States Patent and Trademark Office, the Trademark Trials and Appeals Board, the United States Copyright Office or in any other registration authority in any country.

          (g) Neither the Seller nor the Shareholder is aware of any prior art or other information relating to any application included in the Intellectual Property of the Seller, or the subject matter disclosed in such applications, that would be reasonably likely to cause the applications or any claim set forth therein to be rejected, in whole or in part, by the United States Patent and Trademark Office or its representative, or that would in any way adversely affect any international application filed in accordance with Chapter II of the Patent Cooperation Treaty or any other national or multi-national patent application filed within one year of such application's applicable priority date.

          (h) The Seller has taken commercially reasonable actions to protect against the existence of (i) any protective, encryption, security or lock-out devices which might in any way interrupt, discontinue or otherwise adversely affect the Technology of the Seller or the Purchaser's use thereof; and (ii) any so-called computer viruses, worms, trap or back doors, Trojan horses or any other instructions, codes, programs, data or materials which could improperly, wrongfully and/or without the authorization of the Purchaser, interfere with the operation or use of such Technology.

          (i) The Seller has taken all actions which a reasonably prudent person in the Seller's business would take to maintain its source code as confidential and proprietary, to protect against the loss, theft or unauthorized use of such source code, and to protect and preserve the confidentiality of all Proprietary Information of the Seller. To the knowledge of the Seller or the Shareholder, all use, disclosure or appropriation of Proprietary Information of the Seller by or to a third party has been pursuant to the terms of an agreement between the Seller and such third party. All use, disclosure or appropriation of Proprietary Information not owned by the Seller has been pursuant to the terms of an agreement between the Seller and the owner of such Proprietary Information, or is otherwise lawful.

          (j) All software, whether embedded or otherwise, used or licensed for use in the Business as currently conducted is Year 2000 Compliant (as hereinafter defined), excluding any loss in functionality attributable to software provided by licensors or other third parties. The Seller has not experienced any loss of functionality to any of its Technology or other resources upon which the Business relies, as a result of any failure to be Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean that software has the ability to consistently and accurately handle date information without a material loss of functionality, including but not limited to accepting date input, providing date output, performing calculations on dates or portions of dates and comparing, sequencing, storing and displaying dates, data or other information.

     5.14  Title to the Assets. Except as described on Schedule 5.14, the Seller
           -------------------                         -------------
has good and defensible title to, or a valid leasehold interest in, the Acquired Assets free and clear of all Encumbrances, except for (a) properties and assets disposed of in the ordinary course of business since May 26, 2000, (b) Encumbrances for Taxes not yet due and payable or Encumbrances for Taxes which are being contested in good faith, and (c) Encumbrances which are not material to the value of the properties or assets encumbered and which do not impair in any material respect the current use or operation of such properties and assets. The Seller owns, or has a valid leasehold or other interest in, and immediately after the Closing the Purchaser will own, or have a valid leasehold or other interest in the Acquired Assets.

     5.15  Environmental Matters.
           ---------------------

           (a) Compliance. Except as set forth on Schedule 5.15(a), (i) the Seller is in compliance with all applicable Environmental Laws; (ii) the Seller has not received any written communication from any Person that alleges that the Seller is not in compliance with applicable Environmental Laws; and (iii) there have not been any Releases of Hazardous Materials by the Seller or, to the knowledge of the Seller, by any non-Affiliate of the Seller, at any property currently or formerly owned or operated by the Seller that occurred during the period of the Seller's ownership or operation of such property.

           (b)  Environmental Permits. Except as set forth on Schedule 5.15(b),
                ---------------------                         ----------------
the Seller has all material Environmental Permits necessary for the conduct and operation of the Business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Seller is in material compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits.

           (c)  Environmental Claims. Except as set forth on Schedule 5.15(c),
                --------------------
there are no Environmental Claims pending or, to the knowledge of the Seller or the Shareholder, threatened against the Seller, or against any real or personal property or operation that the Seller owns or leases.

     5.16  Insurance. Schedule 5.16 hereto (a) lists the insurance policies
           ---------  -------------
currently maintained with respect to the Seller and its Business and the Acquired Assets (summaries of which have been provided to the Purchaser) and (b) specifically describes all claims made by the Seller within the past three years against any insurance policies maintained by the Seller. All policies listed on
Schedule 5.16 are in full force and effect, all premiums due and payable thereon
-------------
have been paid and no written or oral notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. All such policies will remain in full force and effect at least until the Closing Date.

     5.17  Employees and Labor Relations.
           -----------------------------

           (a)   Except as set forth on Schedule 5.17(a) hereto, (i) there is no
                                        ----------------
labor strike or work stoppage or lockout actually pending, or, to the knowledge of the Seller, threatened, against or materially affecting the Seller; during the past three years there has not been any such action actually pending against the Seller; and, to the knowledge of the Seller, there has not been any such action threatened against or materially affecting the Seller; (ii) none of the employees of the Seller is represented by a union or subject to a collective bargaining agreement and, to the knowledge of the Seller, no union organizational campaign is in progress with respect to the employees of the Seller and no question concerning representation exists respecting such employees; and (iii) the Seller is in compliance in all material respects with all applicable laws respecting employment and employment practices terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. Except as disclosed on Schedule 5.17(a) hereto, there are no agreements or arrangements between the
   ----------------
Seller and any consultant, former consultant, employee or former employee obligating the Purchaser to make any payment to any such individual as a result of the transactions contemplated by this Agreement.

                  (b) Schedule  5.17(b) hereto contains the names of all persons
                      -----------------
employed by the Seller as of June 24, 2000 (the "Employees"), their salary, commission, bonus entitlement and profit sharing arrangements, both contractual and discretionary, an indication of which employees are part-time or temporary, and which employees on short-term or long-term disability, date of commencement of employment, and description of their function in the Business.

                  (c) There are no loans outstanding from the Seller to any of the Employees.

                  (d) The Seller is not in breach of any material terms of employment of any of the Employees nor so far as the Seller is aware is any Employee in breach of any material term of his or her employment relationship.

                  (e) Except as specifically set forth on Schedule  5.17(e),  as
                                                          -----------------
of the date hereof, none of the Employees has given to the Seller or received from the Seller notice of termination of his or her employment.

                  (f) None of the Employees is the subject of any material disciplinary action nor is any Employee engaged in any grievance procedure.

          5.18    Licenses; Permits. Schedule 5.18 sets forth, with respect to
                  -----------------  -------------
the Seller, all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local governmental authorities, in each case which is material to the conduct of the Business (the "Authorizations"). The Authorizations constitute all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local governmental authorities that are required for the ownership and use of the assets of the Seller and the conduct of the Business under federal, state, and local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree, except where the failure to obtain such Authorizations would not, individually or in the aggregate have a Material Adverse Effect. All of the Authorizations are in full force and effect, and to the knowledge of the Seller, there is no basis for a revocation, termination, suspension or limitation of any of them. To the knowledge of the Seller, there is no reason, apart from the transactions contemplated in this Agreement, to believe that such Authorizations will not be eligible for renewal upon their expiration. The Seller is in compliance with all terms and conditions of such Authorization, and all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved thereunder relating to or affecting the Business, except where failure to comply would not reasonably be expected to have a Material Adverse Effect. Without limiting in any way the foregoing, the only states in which the Business is required to be licensed are those which are listed on Schedule 5.18.
                                                      -------------

         5.19 Litigation. (a) Except as set forth on Schedule 5.19(a), as of the
              ----------                             ----------------
date hereof, there is no action, proceeding or investigation pending or, to the knowledge of the Seller or the Shareholder (following a reasonable investigation), threatened:

                    (i) which is or may be brought against or which involves the Seller, the Business or the Benefit Plans;

                    (ii) which questions or challenges the validity of, or seeks damages or equitable relief on the basis of, this Agreement or any action taken or to be taken by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby; or

                    (iii) which, if determined adversely to the Seller, could reasonably be expected to have a Material Adverse Effect.

               (b)  Except as set forth on Schedule 5.19(b), Seller has not made
                                           ----------------
any express warranties or guaranties with respect to any products sold or services rendered in the operation of the Business. Except as set forth on
Schedule 5.19(b), no claims have been asserted since March 1, 1997 that any
----------------
product sold by Seller, or to Seller's or Shareholder's knowledge during the past two years that any product sold by Seller, was defective or caused injury or harm to any person, including all such claims and allegations relating to returns, express or implied warranty violations, defective design, failure to warn or other product liability matters. To Seller's and Shareholder's knowledge, no basis exists for any person to make any such claims, except as set forth on Schedule 5.19(b).
         ----------------

         5.20  Court Orders, Decrees, and Laws. There is no outstanding or, to
               -------------------------------
the knowledge of the Seller or the Shareholder, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against the Seller involving or relating to the Business. The Seller is not in violation of any applicable federal, state or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree affecting, involving or relating to the Business which would have a Material Adverse Effect on the Business, and neither the Seller nor the Shareholder has not received any notices of any allegation of any such violation. The foregoing shall be deemed to include laws and regulations relating to the federal patent, copyright, and trademark laws, state trade secret and unfair competition laws, and to all other applicable laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulations, safety (including OSHA), building, zoning or health laws, ordinances and regulations.

         5.21  Employee Benefit Plans; ERISA.
               -----------------------------

               (a)  Schedule 5.21 sets forth complete and accurate lists of all
                    -------------
employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of ERISA), which are currently maintained and/or sponsored by the Seller, or to which the Seller currently contributes, or has an obligation to contribute in the future (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with a classification of employees covered thereby (collectively, "Benefit Plans"). Schedule 5.21 also sets forth all of
                                         -------------
the Benefit Plans that have been terminated within the past six years. The Seller has heretofore delivered to the Purchaser correct and complete copies of each of the following:

                    (i) each Benefit Plan and all amendments thereto; the trust agreement and/or insurance contracts, if any, forming a part of such Benefit Plan and all amendments thereto; and the resolutions and agreements, if any by which the Seller adopted such Benefit Plan;

                    (ii) all written, and descriptions of all oral, employment, termination, and severance agreements, contracts, arrangements and understandings listed in Schedule 5.21;
                                                   -------------

                    (iii) sample benefit distribution forms that pertain to all Benefit Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code;

                    (iv) the most recent actuarial report and the most recent executed Form PBGC-1 with respect to each Benefit Plan that is a defined benefit pension plan as defined in Section 414(j) of the Code (a "Defined Benefit Plan");

                    (v) Forms 5500 or, as applicable Forms 5500-C/R, filed with respect to the three most recent plan years of each Benefit Plan, and all schedules thereto;

                    (vi) the most recent determination letter issued by the Internal Revenue Service regarding the qualified status of each Qualified Plan;

                    (vii) the most recent accountant's report, if any, with respect to each Benefit Plan;

                    (viii) the most recent summary plan description, and any subsequent summaries of material modifications, with respect to each Benefit Plan;

                    (ix)   the bond required by Section 412 of ERISA, if any;
         and

               (x) all documents required to be filed with the Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC"), or distributed to participants and beneficiaries in connection with the termination of any Qualified Plan listed on Schedule 5.21 as terminated.

          (b) Except for the Benefit Plans, the Seller does not maintain or sponsor, nor is the Seller a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other arrangement with their respective employees, whether or not subject to ERISA. All Benefit Plans are in material compliance with all applicable provisions of ERISA and the regulations issued thereunder, the Code and the regulations issued thereunder, as well as with all other applicable laws, and have been administered, operated and managed in all material respects in accordance with their governing documents, if any. All contributions required to have been made with respect to any Qualified Benefit Plan have been timely made or, to the extent that any such contributions have not been timely made, the Seller shall reimburse the Purchaser for the amount of any such contributions required to have been made which were not made (and reasonable earnings thereon), and shall indemnify and hold harmless the Purchaser with respect to any other adverse consequences that may result from any failure to make contributions to any Qualified Benefit Plan when due. All Qualified Benefit Plans are qualified under Section 401(a) of the Code and have been determined by the Internal Revenue Service to be so qualified or application for determination letters have been timely submitted to the Internal Revenue Service and nothing has occurred since the date of each Qualified Benefit Plan's most recent determination letter that would adversely affect such Qualified Benefit Plan's tax-qualified status. To the extent that any Qualified Benefit Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Benefit Plans has not expired and will not expire within one hundred twenty 120 days after the Closing Date. All reports and other documents required to be filed with any governmental agency or distributed to Benefit Plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or tax returns) have been timely filed or distributed. None of: (i) the Shareholder, (ii) any Benefit Plan or (iii) the Seller has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Benefit Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and no circumstances exist pursuant to which the Seller could have any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty with respect to any Benefit Plan now or hereinafter maintained or contributed to by the Seller or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes the Seller; and neither the Seller nor any member of a "controlled group" (as defined above) that includes the Seller currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension Benefit Plan" (as defined in ERISA Section 4001(a)(14)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Benefit Plan. Further, except as set forth in Schedule 5.21:
                                      -------------

                    (i) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Benefit Plan without a determination by the Internal Revenue Service that such action does not adversely affect the tax-qualified status of such Qualified Benefit Plan;

                    (ii) no Benefit Plan which is subject to the provisions of Title IV of ERISA has been terminated;

                    (iii) there have been no "reportable events" (as defined in Section 4043 of ERISA) with respect to any Benefit Plan which were not properly reported;

                    (iv) the valuation of assets of any Qualified Benefit Plan, as of the Closing Date, shall equal or exceed the actuarial present value of all accrued pension benefits under any such Qualified Benefit Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated Defined Benefit Plans;

                    (v) with respect to Benefit Plans which qualify as "group health Benefit Plans" under Section 4980B of the Internal Revenue Code and Section 607(l) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the Seller has complied (and on the Closing Date will have complied) in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such Benefit Plans, and the Seller has not incurred (and will not incur) any direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Seller, at any time prior to the Closing Date, to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against the Seller or the Shareholder with respect to such group health Benefit Plans;

                    (vi) the Seller is not now nor has it been within the past six years a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

                    (vii) there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the Seller's knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, audit or any governmental or other proceeding, audit or investigation with respect to any Benefit Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof;

                    (viii) the Financial Statements as of June 24, 2000 reflect the approximate total pension, medical and other benefit expense for all Benefit Plans, and no material funding changes or irregularities are reflected thereon which would cause such Financial Statements to be not representative of prior periods;

                    (ix) the Seller has not incurred liability under Section 4062 of ERISA;

                    (x) each Qualified Benefit Plan that is listed as terminated on Schedule 5.21 was terminated in compliance with all
                       -------------
         applicable requirements of ERISA and the Code;

                    (xi) except for any Qualified Benefit Plan that is categorized on Schedule 5.21 as having been merged with another
                        -------------
         Qualified Benefit Plan, no Qualified Benefit Plan of the Seller has been merged during the six years immediately before the Closing Date;

                    (xii)  each Qualified Benefit Plan that is categorized on
         Schedule 5.21 as having been merged was merged in compliance with all
         -------------
         applicable requirements of ERISA and the Code;

                    (xiii) apart from health benefits provided to former employees under Section 4980B of the Code and Part 6 of Title I(B) of ERISA, the Seller has no obligation to provide health or medical benefits to anyone other than its active employees;

                    (xiv) the Seller does not sponsor, contribute to, or have any obligation to contribute to any voluntary employees beneficiary association, as described in Section 501(c)(9) of the Code; and
                    (xv) the consummation of the transactions contemplated hereby will not result in any obligation to pay any employee of the Seller severance or termination benefits so long as such employee remains employed by the Seller after the Closing.

         5.22  Customers and Vendors. (a) Except as set forth in Schedule 5.22
               ---------------------                             -------------
hereto, no customer of the Seller accounted for more than five percent (5%) of the Seller's revenues during fiscal year 2000.

               (b)  Schedule 5.22 identifies each licensor, developer,
                    -------------
remarketer, distributor or supplier to whom the Seller paid in the aggregate$10,000 or more during the most recent fiscal year, together with, in each case, the amount paid or billed during such period.

               (c)  Except as set forth on Schedule 5.22, as of the date hereof,
                                           -------------
no customer or vendor listed on Schedule 5.22 has notified the Seller in writing
                                -------------
of an intention on its part to terminate such customer's or vendor's agreement with the Seller or to otherwise materially change its business relationship with the Seller and to the Seller's and Shareholder's knowledge there are no circumstances which are likely to cause such a material change. Except as set forth on Schedule 5.22, (i) Seller has good relationships with its customers and
         -------------
suppliers, (ii) Seller is not in dispute with any current or former customer or supplier, and (iii) neither the Seller nor the Shareholder has any reason to believe that, following the Closing, any particular customer or supplier will fail to do business with the Purchaser substantially as such customer or supplier currently does business with the Seller. At the Closing, the Seller will update Schedules 5.22 such that the immediately foregoing sentence will be
            --------------
true and correct as of the Closing Date. The

Seller has not taken any actions specifically intended to lead to the termination of any such Person's agreement with the Seller.

     5.23 Real Property. (a) Seller owns no real property.
          -------------

          (b) Schedule 5.23(b) sets forth a true and complete list of each lease
              ----------------
or other agreement (the "Real Property Leases") under which Seller leases, or otherwise occupies or uses any real property included in the Acquired Assets (the "Leased Real Property") and copies of all title insurance policies issued to Seller or in Seller's possession relating thereto. Seller has, and upon the Closing, the Purchaser will have, valid and enforceable leasehold interests in the Leased Real Property, free and clear of all Encumbrances, other than Permitted Liens. The Real Property Leases are in full force and effect, have not been modified since March 1,1997 and are binding and enforceable in accordance with their terms, subject only to the Bankruptcy Exceptions. With respect to the Real Property Leases, (i) all rental and other charges payable pursuant to the terms and conditions thereof have been paid and no rent has been paid in advance more than 30 days; (ii) there are no charges, offsets or defenses against the enforcement by any lessor thereunder of any agreement, covenant or condition on the part of the Seller to be performed or observed pursuant to the terms thereof; (iii) there are no actions or proceedings pending or, to the best knowledge of the Seller or the Shareholder, threatened by any landlord thereunder; and (iv) the lessors to the Real Property Leases hold no security deposits for the Seller's account. To the Seller's or the Shareholder's knowledge, no party is in material default under the Real Property Leases. The Seller has the full legal power and authority to assign its rights under the Real Property Leases to the Purchaser subject to obtaining the applicable consents listed in Schedule 5.06.
                   -------------

          (c) Except as set forth on Schedule 5.23(c), the Real Property
                                     ----------------
constitutes all real property used in connection with the Business. Except as set forth in Schedule 5.23(c), the Real Property, any Improvements (as defined
             ----------------
below) thereon, and the use by Seller thereof conform, in all material respects, to (i) all applicable laws and regulations, including but not limited to zoning requirements and the American With Disabilities Act, and (ii) all restrictive covenants, if any. There are no eminent domain proceedings pending, or to Seller's or the Shareholder's knowledge, threatened against the Real Property. The Real Property has adequate ingress or egress to public streets and highways.

          (d) The Real Property is connected to and is served by water, solid waste and sewage disposal, drainage, telephone, gas, electricity and other utility equipment facilities and services necessary for the operation or use of the Real Property or to Seller's knowledge required by law. Such facilities and services are adequate for the present use and operation of the Real Property on a fully occupied basis, and are installed and connected pursuant to valid permits and are in material compliance with all governmental regulations. To Seller's or the Shareholder's knowledge, no fact or condition exists which would result in the termination or impairment in the furnishing of utility services to the Real Property. With respect to the prior three sentences, neither the Seller nor the Shareholder has received any written notice to the contrary.

          (e) The Real Property has not been materially damaged by fire or other casualty except for such damage which has been fully repaired and restored prior to the date of this Agreement. The Real Property (including all plants, offices, facilities, warehouses, buildings or other structures, improvements or fixtures (collectively, "Improvements") thereon) are available for immediate use in the conduct and operation of the Business.

          (f) To the Seller's or the Shareholder's knowledge, all Improvements
(i) have been constructed in a good and workmanlike manner, free from material defects in workmanship and material; and (ii) have been constructed, occupied, maintained and operated in material compliance with all applicable laws and regulations, insurance requirements, contracts, leases, permits, licenses, ordinances, restrictions, building set-back lines, covenants, reservations, and easements, and Seller has received no notice, written or verbal, claiming any material violation of any of the same or requesting or requiring the performance of any material repairs, alterations or other work in order to so comply. Except as set forth in Schedule 5.23(f), all Improvements, including the heating, air
                ----------------
conditioning, plumbing, ventilating, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located on the Real Property or in the Improvements, are in good operating condition and are not in need of major repair or renovation, subject to ordinary wear and tear and routine maintenance and service.

          (g) Except as set forth in Schedule 5.23(g), to Seller's or the
                                     ----------------
Shareholder's knowledge, there is not currently (i) any overtly threatened cancellation of any Real Property Leases, (ii) any outstanding disputes, of a material nature, under any Real Property Leases or (iii) any bases for any claim of breach or default thereunder. Seller has no reason to believe that any of the Real Property Leases that are renewable will not be renewed by the other party on reasonable terms.

          (h) Except as disclosed in Schedule 5.23(h), to Seller's or the
                                     ----------------
Shareholder's knowledge, there are no other facts or conditions relating to the Real Property or any Improvements that would have a Material Adverse Effect on the Business.

          (i) Schedule 5.23(i) sets forth applicable amounts and/or formulas for
              ----------------
all rents, royalties, fees and other amounts payable or receivable by the Seller in connection with any and all leases, easements, tenancies, subleases, licenses, occupancies or cotenancies in effect, oral or written, related to Real Property or any portion thereof or any Improvements.

     5.24 Accounts Receivable. All Accounts Receivable of the Seller have arisen
          -------------------
in the ordinary course of business in arms-length transactions for goods actually sold and services actually performed, are not subject to valid defenses, set-offs or counterclaims and, subject to the allowance for collection losses on the Financial Statements and a proportionate allowance for Accounts Receivable arising since the last Financial Statement, are collectible at the full face value in the ordinary course of business. The Seller has available in its records copies of invoices and of all existing customer agreements with respect to all such Accounts Receivable. The allowance for collection losses on the Financial Statements has been determined in accordance with GAAP consistent with Seller's past practices

     5.25 Broker's Fees. Neither the Seller nor anyone acting on its behalf has
          -------------
made any commitment or done any other act which would create any liability by HCC or Purchaser for any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

     5.26 Related-Party Transactions. Except as disclosed in Schedule 5.26, the
          --------------------------                         -------------
Seller is not party to any contract, agreement, license, lease, or arrangement with, or any other commitment to, directly or indirectly, (a) any Affiliate of the Seller; (b) any officer or salaried employee of the Seller; (c) any corporation, trust, or other entity in which any such officer or salaried employee has a material equity or participating interest; or (d) any partnership in which any such officer or salaried employee has a partnership or participating interest, in each case, relating to or involving the Business, except, in each instance, for existing compensation arrangements listed in
Schedule 5.21. Each contract, agreement, license, lease, arrangement, and
-------------
commitment listed in Schedule 5.26 was entered into by the Seller in the
                     -------------
ordinary course of business upon terms that are fair and reasonable to the Seller without regard to the status and relationship of such parties

     5.27 Disclosure. No representation or warranty by the Seller or the
          ----------
Shareholder in this Agreement and no statement contained herein or in any Related Document furnished or to be furnished by the Seller or the Shareholder to the Purchaser pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading.


                                  ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND HCC

     Each of the Purchaser and HCC hereby represents and warrants to the Seller and the Shareholder as follows:

     6.01 Corporate Organization. Each of the Purchaser and HCC is a corporation
          ----------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Purchaser and HCC has all requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. Each of the Purchaser and HCC is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where any such failure to be so qualified and in good standing would not be reasonably expected to result in a Material Adverse Effect.

     6.02 Authorization. The Purchaser has all requisite power and authority to
          -------------
enter into this Agreement and each Related Document to which it is, or at Closing will be, a party, and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by each of the Purchaser and HCC to authorize the execution, delivery and performance of this Agreement and each Related Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly taken. The execution, delivery and performance of this Agreement and all Related Documents have been duly and validly authorized by all necessary corporate actions on the part of the Purchaser and constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject only to the Bankruptcy Exceptions.

     6.03 Consents and Approvals of Governmental Authorities. With the exception
          --------------------------------------------------
of compliance with the requirements of the HSR Act, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any Existing Contract is required to be obtained by the Purchaser or HCC in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     6.04 No Violation. The execution and delivery of this Agreement and each
          ------------
Related Document by the signatories thereto, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind other than Permitted Encumbrances upon any of the properties or assets of the Purchaser or HCC under, any provision of (a) the Certificate of Incorporation or By-laws of the Purchaser or HCC, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which the Purchaser or HCC is a party or by which any of their respective properties or assets are bound, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or HCC or their respective property or assets.

     6.05 HCC Capital Structure. The authorized capital stock of HCC consists of
          ---------------------
100,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 480,000 shares will be designated as shares of HCC Series A Preferred Stock, and no other shares of any class or series have been designated or authorized. As of July 21, 2000, (i) 45,148,235 shares of HCC common stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of HCC preferred stock were outstanding,
(iii) 3,472,832 shares of HCC common stock were reserved for future issuance pursuant to HCC's stock option plans and outstanding warrants and (iv) up to 2,400,000 shares of HCC common stock were reserved for issuance pursuant to this Agreement upon conversion of the HCC Series A Preferred Stock. All shares of capital stock of HCC, when issued by HCC to the Seller hereunder, shall be duly and validly authorized and issued, fully paid and non-assessable, issued in accordance with all applicable federal and state securities laws, free from any preemptive rights, and not subject to any liens or restrictions on transfer, voting or otherwise except as expressly provided in this Agreement and the Related Documents. There are no shareholder agreements, voting trusts, or other agreements or understandings to which the HCC or any of its securityholders is a party, that restrict, limit, or otherwise affect the Seller's right to vote or transfer shares of HCC capital stock or exercise its other rights as a securityholder, except as expressly provided in this Agreement and in the Related Documents.

     6.06 SEC Filings; Financial Statements.
          ---------------------------------

          (a) HCC has timely filed and provided to Seller and the Shareholder all forms, reports and documents, including all exhibits thereto, required to be filed by HCC with the SEC since December 7, 1999 (the date on which its initial public offering became effective), including its Form 10-K filed for the year ended December 31, 1999 and its Form 10-Q for the quarter ended March 31, 2000 (collectively, the "HCC SEC Reports"). The HCC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such HCC SEC Reports or necessary in order to make the statements in such HCC SEC Reports, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the HCC SEC Reports, including HCC's audited consolidated balance sheet as of March 31, 2000 complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented in all material respects the consolidated financial position of HCC as at the respective date and the consolidated results of its operations and cash flows for the periods indicated.

     6.07 Broker's Fees. Neither the Purchaser nor HCC nor anyone acting on
          -------------
their behalf has made any commitment or done any other act which would create any liability to the Seller or the Shareholder for any brokerage, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

     6.08 Undisclosed Liabilities. Each of the Purchaser and HCC does not have
          -----------------------
any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (a) disclosed on Schedule 6.08 hereto, (b) arising in the ordinary course of
             -------------
business consistent with past practice under any Existing Contract or (c) that are normal in amount and were incurred in the ordinary course of business consistent with past practice since March 31, 2000.

     6.09 Taxes. Except as set forth in Schedule 6.09 hereto:
          -----                         -------------

          (a) All Tax Returns required to have been filed by or with respect to the Purchaser or HCC with any Taxing Authority have been duly filed, and each such Tax Return accurately, correctly and completely reflects in all material respects the income, franchise or other tax liability and all other information, including the tax basis and recovery periods for assets, required to be reported thereon. All Taxes (whether or not shown on any Tax Return and whether or not assessed) owed by the Purchaser or HCC have been paid. There are no Liens of any kind upon or with respect to any Asset, including without limitation, any Lien for any Tax.

          (b) Each of the Purchaser and HCC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (c) Each of the Purchaser and HCC do not expect any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any tax liability of the Seller either
(i) claimed or raised by any Taxing Authority or (ii) otherwise known to the Purchaser and HCC. No issues have been raised in any examination by any Taxing Authority with respect to the Purchaser and HCC which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined.

          (d) Each of the Purchaser and HCC has, within the meaning of Section 6662(d)(2)(B)(ii)(I) of the Code, adequately disclosed on its federal income Tax Returns the relevant facts affecting any item or position taken for which substantial authority (within the meaning of Section 6662(d)(2)(B)(i) of the Code) did not exist at the time the return was filed. Each of the Purchaser and HCC has not reflected on any Tax Return any item the tax treatment for which there was no "reasonable basis" (within the meaning of Section 6662(d)(2)(B)(ii)(II) of the Code).

     6.10 Intellectual Property and Technology. Schedule 6.10 sets forth a true,
          ------------------------------------  -------------
complete and correct list of all Intellectual Property (other than Technology and Proprietary Information) of the Purchaser and HCC, including the Software Products and Web Sites, and all other computer software, programs and code owned by or licensed to the Purchaser and HCC. Except as specifically set forth on
Schedule 6.10 hereto:
-------------

          (a) The Purchaser and HCC own all legally enforceable right, title and interest to all Intellectual Property necessary to conduct their businesses as they are currently being conducted, free and clear of all Encumbrances and without obligation to pay any royalties, license fees or other amounts to any other Person.

          (b) To the knowledge of the Purchaser and HCC, there is no unauthorized use, disclosure, infringement or misappropriation by any third party, including any employee or former employee of the Purchaser and HCC, of any Intellectual Property of the Purchaser and HCC, or of any right of any third party in Intellectual Property licensed by or through the Purchaser and HCC. The Purchaser and HCC have no agreement to indemnify any individual or entity against any charge of infringement of any Intellectual Property, other than indemnification provisions normal and usual for the Purchaser's and HCC's industry contained in purchase orders or license agreements arising in the ordinary course of business. The Purchaser and HCC have not received (nor does the Purchaser and HCC have any knowledge of) any notice, claim or allegation from any Person questioning the right of the Purchaser or HCC to unconditionally use, possess, transfer, convey or otherwise dispose of any Intellectual Property (other than the Licensed Intellectual Property) or questioning the right of the Purchaser or HCC to use any Licensed Intellectual Property. No governmental agency or authority has disputed the Purchaser's or HCC's right to obtain or continue registration of any Intellectual Property where the Purchaser or HCC have applied for such registration, except where such dispute has been resolved in favor of issuing or continuing such registration. To the knowledge of the Purchaser and HCC, the Purchaser's and HCC's use of the Intellectual Property in their respective businesses, past and present, has not and does not violate, interfere with or infringe upon the rights of any other Person nor does such use by the Purchaser or HCC constitute a breach of any agreement, obligation, promise or commitment by which the Purchaser or HCC may be bound or constitute a violation of any laws, regulations, ordinances, codes or statutes in any jurisdiction.

          (c) There is no interference, opposition, cancellation, reexamination or other contest, proceeding, action, suit, hearing, investigation, charge, complaint, demand, notice, claim, dispute nor any claim of infringement, misappropriation or other violation by the Purchaser and HCC of any Intellectual Property or other proprietary rights of any other Person pending or, to the knowledge of the Purchaser and HCC or (following a reasonable investigation), threatened against the Purchaser and HCC.

          (d) Except for the agreements described on Schedule 6.10(d), no
                                                     ----------------
licenses or other rights have been granted by the Purchaser or HCC, and neither the Purchaser nor HCC has any obligation to grant any licenses or other rights, with respect to any Intellectual Property of the Purchaser or HCC. Except as described on Schedule 6.10(d), no claims have been made by or against the
             ----------------
Purchaser or HCC for any violation or infringement by others of any rights with respect to any Intellectual Property.

          (e) The Purchaser and HCC have all rights in the Intellectual Property necessary to conduct the business as it is currently conducted by the Purchaser and HCC.

          (f) All statements and representations made by the Purchaser and HCC in any pending Intellectual Property applications, filings or registrations were true in all material respects as of the time they were made. No registered copyright, trademark, service mark or patent used in the Business has lapsed, expired or been abandoned or canceled, or is subject to any injunction, judgment, order, decree, ruling or charge or is subject to any pending or threatened oppositions, cancellations, interferences or other proceedings before the United States Patent and Trademark Office, the Trademark Trials and Appeals Board, the United States Copyright Office or in any other registration authority in any country.

          (g) Neither the Purchaser nor HCC is aware of any prior art or other information relating to any application included in the Intellectual Property of the Purchaser and HCC, or the subject matter disclosed in such applications, that would be reasonably likely to cause the applications or any claim set forth therein to be rejected, in whole or in part, by the United States Patent and Trademark Office or its representative, or that would in any way adversely affect any international application filed in accordance with Chapter II of the Patent Cooperation Treaty or any other national or multi-national patent application filed within one year of such application's applicable priority date.

          (h) The Purchaser and HCC have taken commercially reasonable actions to protect against the existence of (i) any protective, encryption, security or lock-out devices which might in any way interrupt, discontinue or otherwise adversely affect the Technology of the Purchaser's or HCC's use thereof; and
(ii) any so-called computer viruses, worms, trap or back doors, Trojan horses or any other instructions, codes, programs, data or materials which could improperly, wrongfully and/or without the authorization of the Purchaser, interfere with the operation or use of such Technology.

          (i) The Purchaser and HCC have taken all actions which a reasonably prudent person in the Purchaser's and HCC's business would take to maintain its source code as confidential and proprietary, to protect against the loss, theft or unauthorized use of such source code, and to protect and preserve the confidentiality of all Proprietary Information of the Purchaser and HCC. To the knowledge of the Purchaser and HCC, all use, disclosure or appropriation of Proprietary Information of the Purchaser or HCC by or to a third party has been pursuant to the terms of an agreement between the Purchaser or HCC and such third party. All use, disclosure or appropriation of Proprietary Information not owned by the Purchaser or HCC has been pursuant to the terms of an agreement between the Purchaser or HCC and the owner of such Proprietary Information, or is otherwise lawful.

          (j) All software, whether embedded or otherwise, used or licensed for use in the Business as currently conducted is Year 2000 Compliant (as hereinafter defined), excluding any loss in functionality attributable to software provided by licensors or other third parties. The Purchaser and HCC have not experienced any loss of functionality to any of their Technology or other resources as a result of any failure to be Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean that software has the ability to consistently and accurately handle date information without a material loss of functionality, including but not limited to accepting date input, providing date output, performing calculations on dates or portions of dates and comparing, sequencing, storing and displaying dates, data or other information.

     6.11 Title to the Assets. Except as described on Schedule 6.11, the
          -------------------                         -------------
Purchaser and HCC have good and defensible title to, or a valid leasehold interest in, the properties and assets used by them free and clear of all Encumbrances, except for (a) properties and assets disposed of in the ordinary course of business since March 31, 2000, (b) Encumbrances for Taxes not yet due and payable or Encumbrances for Taxes which are being contested in good faith, and (c) Encumbrances which are not material to the value of the properties or assets encumbered and which do not impair in any material respect the current use or operation of such properties and assets.

     6.12 Environmental Matters.
          ---------------------

          (a) Compliance. Except as set forth on Schedule 6.12(a), (i) the
              ----------                         ----------------
Purchaser and HCC are in compliance with all applicable Environmental Laws; (ii) the Purchaser and HCC have not received any written communication from any Person that alleges that the Purchaser and HCC are not in compliance with applicable Environmental Laws; and (iii) there have not been any Releases of Hazardous Materials by the Purchaser or HCC or, to the knowledge of the Purchaser or HCC, by any non-Affiliate of the Purchaser or HCC, at any property currently or formerly owned or operated by the Purchaser or HCC that occurred during the period of the Purchaser's or HCC's ownership or operation of such property.

          (b) Environmental Permits. Except as set forth on Schedule 6.12(b),
              ---------------------                         ----------------
the Purchaser and HCC have all material Environmental Permits necessary for the conduct and operation of the Business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Purchaser and HCC are in material compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits.

          (c)  Environmental Claims. Except as set forth on Schedule 6.12(c),
               --------------------                         ----------------
there are no Environmental Claims pending or, to the knowledge of the Purchaser and HCC, threatened against the Purchaser and HCC, or against any real or personal property or operation that the Purchaser and HCC own or lease.

     6.13 Licenses; Permits. All approvals, authorizations, certifications,
          -----------------
consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local governmental authorities which is material to the conduct of Purchaser's or HCC's business or are required for the ownership and use of the assets of the Purchaser and HCC and the conduct of their respective businesses under federal, state, and local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree (the "Licenses"), have been obtained, except where the failure to obtain such Licenses would not, individually or in the aggregate, have a Material Adverse Effect. All of the Licenses are in full force and effect, and to the knowledge of the Purchaser and HCC, no suspension or cancellation of any of them is being threatened. The Purchaser and HCC are in compliance with all terms and conditions of such Licenses, and all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved thereunder relating to or affecting their respective businesses, except where failure to comply would not reasonably be expected to have a Material Adverse Effect.

     6.14 Litigation. (a) Except as set forth on Schedule 6.14(a), as of the
          ----------                             ----------------
date hereof, there is no action, proceeding or investigation pending or, to the knowledge of the Purchaser and HCC (following a reasonable investigation), threatened:

               (i) which is or may be brought against or which involves the Purchaser and HCC;

               (ii) which questions or challenges the validity of, or seeks damages or equitable relief on the basis of, this Agreement or any action taken or to be taken by the Purchaser and HCC pursuant to this Agreement or in connection with the transactions contemplated hereby; or

               (iii) which, if determined adversely to the Purchaser and HCC, could reasonably be expected to have a Material Adverse Effect.

          (b)  Except as set forth on Schedule 6.14(b), Purchaser and HCC have
                                      ----------------
not made any express warranties or guaranties with respect to any products sold or services rendered in the operation of their businesses. Except as set forth on Schedule 6.14(b), no claims have been asserted since March 1, 1997 that any
   ----------------
product sold by Purchaser or HCC, or to Purchaser's or HCC's knowledge during the past two years that any product sold by Purchaser or HCC, was defective or caused injury or harm to any person, including all such claims and allegations relating to returns, express or implied warranty violations, defective design, failure to warn or other product liability matters. To Purchaser's and HCC's knowledge, no basis exists for any person to make any such claims, except as set forth on Schedule 6.14(b).
         ----------------

     6.15 Court Orders, Decrees, and Laws. There is no outstanding or, to the
          -------------------------------
knowledge of the Purchaser and HCC, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against the Purchaser or HCC involving or relating to their businesses. The Purchaser and HCC are not in violation of any applicable federal, state or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree affecting, involving or relating to their businesses which would have a Material Adverse Effect on their businesses, and neither the Purchaser nor HCC has received any notices of any allegation of any such violation. The foregoing shall be deemed to include laws and regulations relating to the federal patent, copyright, and trademark laws, state trade secret and unfair competition laws, and to all other applicable laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulations, safety (including OSHA), building, zoning or health laws, ordinances and regulations.

     6.16 Disclosure. No representation or warranty by the Purchaser in this
          ----------
Agreement and no statement contained herein or in any Related Document furnished or to be furnished by the Purchaser or HCC to the Seller or the Shareholder pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading.


                                  ARTICLE VII

                             CONDITIONS OF CLOSING
                             ---------------------

     7.01 Conditions Precedent to the Obligations of the Purchaser Hereunder.
          ------------------------------------------------------------------
All obligations of the Purchaser hereunder with respect to the purchase and sale of the Acquired Assets are subject to the fulfillment to the satisfaction of the Purchaser and its legal counsel, prior to or at the Closing, of each of the following conditions, except to the extent that the Purchaser may waive any one or more thereof:

          (a) The representations and warranties contained in Article V of this Agreement, the schedules hereto and in each Related Document delivered by the Seller pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time.

          (b) The Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

          (c) The Purchaser shall have completed to its reasonable satisfaction a Phase I environmental study of all real property owned or leased by the Seller revealing no material environmental or compliance concerns.

          (d) The Purchaser shall be named as the insured on all of the Seller's insurance policies.

          (e) No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or, to the knowledge of the Seller, threatened, which seeks to restrain, enjoin, prevent the consummation or otherwise restrict the transactions contemplated by this Agreement or which questions the validity or legality of the transactions contemplated hereby.

          (f) From the date of this Agreement to the Closing Date, the Business shall not have suffered any Material Adverse Effect.

          (g) The Seller shall have received in writing any and all consents, approvals, authorizations, exemptions or waivers set forth on Schedule 5.06
                                                              -------------
hereto that Purchaser, within 10 days of the signing of this Agreement, has reasonably determined to be material to the Business.

          (h) That certain supplier agreement between Seller and McKesson HBOC dated November 30, 1999, shall have been amended in a manner acceptable to Purchaser.

          (i) The Seller shall have delivered to the Purchaser, or caused to be delivered to the Purchaser, the other items required to be delivered to the Purchaser in accordance with subparagraphs (a) through (k) of Section 3.02 hereof.

          (j) The Seller shall have furnished the Purchaser with a certificate evidencing compliance with the conditions set forth in this Section 7.01 in the form attached hereto as Exhibit 7.01(j).
                        ---------------

          (k) The Shareholder and the Seller shall have delivered to the Purchaser certificates to the effect that neither of them is a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

          (l) Each of the lienholders and/or ground lessors that have an interest in the property located at 7642 National Turnpike, Louisville, Kentucky, shall have entered into Nondisturbance Agreements with the Purchaser substantially in the form of Exhibit 7.01(l) (collectively the "Nondisturbance
                             ---------------
Agreements").

          (m) Seller shall have delivered to the Purchaser a certificate dated as of a date no later than ten days prior to the Closing Date, duly issued by the Secretary of State in each state in which the Seller is authorized to do business, showing that the Seller is in good standing and authorized to do business and to the extent such states issue the same that all state franchise and/or income tax returns and taxes for Seller for all periods prior to the Closing have been filed and paid.

          (n) All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall be reasonably satisfactory to Purchaser and its counsel.

     7.02 Conditions Precedent to the Obligations of the Seller Hereunder. All
          ---------------------------------------------------------------
obligations of the Seller hereunder with respect to the purchase and sale of the Acquired Assets and the other agreements hereunder are subject to the fulfillment to the reasonable satisfaction of the Seller and its legal counsel, prior to or at the Closing, of each of the following conditions, except to the extent that the Seller may waive any one or more thereof:

          (a) The representations and warranties contained in Article VI hereof, the schedules hereto, and in each Related Document to be delivered by the Purchaser or HCC pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time.

          (b) The Purchaser and HCC shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing.

          (c) No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which seeks to restrain, enjoin, prevent the consummation of or otherwise restrict the transactions contemplated by this Agreement or which questions the validity or legality of the transactions contemplated hereby.

          (d) The Purchaser and HCC shall have delivered to the Seller, or cause to be delivered to the Seller, the stock certificates and other items required to be delivered to the Seller in accordance with Section 3.03 hereof.

          (e) The Purchaser and HCC shall have furnished the Seller with such certificates of the Purchaser to evidence compliance with the conditions set forth in this Section 7.02 as may reasonably be requested by the Seller or its legal counsel.

          (f) The Purchaser shall have filed with the Secretary of State of the State of Delaware a Certificate of Designation as to HCC Series A Preferred Stock in accordance with Section 4.15.

          (g) From the date of this Agreement to the Closing Date, HCC shall have not suffered any Material Adverse Effect.

          (h) The Purchaser shall have received in writing any and all consents, approvals, authorizations, exemptions, or waivers, required hereunder or under the Related Documents.

          (i) Purchaser shall have furnished the Seller with a certificate evidencing compliance with the conditions set forth in this Section 7.02 in the form attached hereto as Exhibit 7.02(i).
                        ---------------

          (j) All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall be reasonably satisfactory to Seller and its counsel.


                                 ARTICLE VIII

                         SURVIVAL OF REPRESENTATIONS
                        AND WARRANTIES; INDEMNIFICATION
                        -------------------------------

     8.01 Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties made by any party hereto in this Agreement or in the attached Schedules or in any exhibit or certificate delivered pursuant hereto shall survive the Closing hereunder through the date that is 18 months from the Closing Date, except with respect to 5.10 ("Taxes"), 5.15 ("Environmental"),
5.19 ("Litigation"), 5.21 ("Employee Benefit Plans; ERISA") and 6.05 ("HCC Capital Structure"), which shall survive until the expiration of the statute of limitations applicable thereto. No investigation by the Purchaser shall relieve the Seller from any liability for any misrepresentation, misleading statement or omission made in this Agreement or in connection with the transactions contemplated hereby.

     8.02 Notice of Damages. A party seeking indemnity hereunder (the
          -----------------
"Indemnified Party") will give the party from whom indemnity is sought hereunder (the "Indemnitor") prompt notice (hereinafter, the "Indemnification Notice") of any demands, claims, actions or causes of action (collectively, "Claims") asserted against the Indemnified Party. Failure to give such notice shall not relieve the Indemnitor of any obligations which the Indemnitor may have to the Indemnified Party under this Article VIII, except to the extent that such failure has prejudiced the Indemnitor with respect to the claim, or any set-offs, defenses or counterclaims thereto. For purposes of this Article VIII, the Purchaser and HCC, on the one hand, and the Seller and the Shareholder, on the other hand, shall be deemed to be the "Indemnified Party" or the "Indemnitors," as the case may be. In the event of any claim for indemnification in accordance with the terms of Article VIII, the Indemnified Party shall be entitled to full indemnification in the amount claimed unless, within 30 days after receipt of written notice of a claim for indemnification, the Indemnitor delivers a written notice to the Indemnified Party objecting to the claim for indemnification, which notice specifies in reasonable detail the basis for the objection. If the parties are unable to resolve the dispute within 30 days, the claim for indemnification shall be settled pursuant to Section 8.06 hereof.

     8.03 Agreements to Indemnify.
          -----------------------

          (a) Subject to the terms and conditions of this Article VIII, each of the Seller and the Shareholder (jointly and severally) covenants and agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates (including any officer, director, stockholder, partner, member, employee, agent or representative of any thereof) (a "Purchaser Affiliate") from and against all assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable fees and expenses of legal l counsel (collectively, "Damages") imposed upon or incurred by the Purchaser or any Purchaser Affiliate arising out of, in connection with or resulting from:

               (i) any breach of any representation or warranty of, or nonfulfillment of any covenant or agreement of, the Seller or the Shareholder contained in or made pursuant to this Agreement or any Related Document to which the Seller or the Shareholder is a party;

               (ii)  any and all Excluded Liabilities; and

               (iii) any and all claims made by creditors of the Seller relating to the provisions of any "bulk sales" laws of any state or other jurisdiction that be applicable to the transactions contemplated hereby.

          (b) Subject to the terms and conditions of this Article VIII, each of the Purchaser and HCC jointly and severally covenants and agrees to indemnify, defend and hold harmless the Seller, the Shareholder and their Affiliates (including any successor or assigns, officer, director, stockholder, partner, member, employee, agent or representative thereof) from and against all Damages imposed upon or incurred by the Seller or any Seller Affiliate arising out of or in connection with or resulting from:

               (i) any breach of any representation or warranty of, or nonfulfillment of any covenant or agreement of, the Purchaser or HCC contained in or made pursuant to this Agreement or any Related Document to which the Purchaser or HCC is a party; and

               (ii)  any and all Assumed Liabilities.

          (c) The Indemnitor shall reimburse an Indemnified Party promptly after delivery of an Indemnification Notice certifying that the Indemnified Party has incurred Damages after compliance with the terms of this Article VIII; provided, however, that the Indemnitor shall have the right to contest any such
--------  -------
Damages or its obligations to indemnify therefor in accordance with the terms of this Agreement.

          (d) Any Claims of Purchaser shall be processed through the escrow provided for in Section 2.06 of this Agreement to the extent the same can be satisfied from the shares in the escrow account.

     8.04 Conditions of Indemnification of Third Party Claims. The obligations
          ---------------------------------------------------
and liabilities of an Indemnitor under Section 8.03 hereof with respect to Damages resulting from Claims by persons not party to this Agreement shall be subject to the following terms and conditions:

          (a) Promptly after delivery of an Indemnification Notice in respect of a Claim and subject to paragraph (c) of this Section 8.04, the Indemnitor may elect, by written notice to the Indemnified Party, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of Indemnitor. If the Indemnitor chooses to defend any claim, the Indemnified Party shall cooperate with all reasonable requests of the Indemnitor and shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.

        (b) In the event that the Indemnitor, within a reasonable time after receipt of an Indemnification Notice, does not so elect to defend such Claim, the Indemnified Party will have the right (upon further notice to the Indemnitor) to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim pursuant to the terms of paragraph (a) of this Section
8.04 at any time prior to settlement, compromise or final determination thereof, provided that the Indemnitor reimburses in full all costs of the Indemnified
--------
Party (including reasonable attorney's fees and expenses) incurred by it in connection with such defense prior to such assumption.

          (c) Anything in this Section 8.04 to the contrary notwithstanding, (i) if the Indemnified Party reasonably believes there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right to participate in the defense, compromise or settlement of such Claim, provided that the Indemnitor shall not be liable for expenses of separate counsel of the Indemnified Party engaged for such purpose, (ii) no person who has undertaken to defend a Claim under Section 8.04(a) hereof shall, without written consent of all Indemnified Parties, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified Parties from all liability arising from events which allegedly give rise to such Claim.

     8.05 Limitation. Notwithstanding the foregoing, an Indemnitor shall be
          ----------
liable for Damages incurred as a result of any breach of representation or warranty made by the Indemnitor herein only to the extent the aggregate of such Damages exceeds$100,000, and any amount payable by the Indemnitor as provided in this Section shall be appropriately adjusted to take into account the amount of insurance proceeds received by the Indemnified Party in connection with the indemnification claim, the income tax consequences associated with the tax treatment of the Damages in question, or any recovery received by the Indemnified Party under third party indemnification claims.

     8.06 Arbitration.
          -----------

          (a) Either Purchaser or Seller may submit a dispute that has not been resolved pursuant to the provisions of Section 8.02 above to arbitration by filing a written demand for arbitration with the AAA with written notice to the other party. The arbitration shall be conducted in accordance with the Commercial Dispute Resolution procedures of the AAA, and shall be conducted by a single arbitrator who shall be qualified by experience in complex commercial disputes and chosen in accordance with the procedures of the AAA. The arbitrator so designated shall not be a current or former employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

          (b) The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto. The arbitrator shall have full discretion to award to either party or allocate between them the costs of the arbitration proceedings, including reasonable attorneys fees.

          (c) Any arbitration pursuant to this Section 8.06 shall be conducted in Wilmington, Delaware. Any arbitration award may be entered in and enforced by any court having jurisdiction and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Delaware and the United States District Court for Delaware for purposes of the enforcement of any arbitration award.

     8.07 Section 4.16(f) Indemnification. Nothing in this Article VIII, shall
          -------------------------------
affect the provisions in Section 4.16(f) of this Agreement.

     8.08 Subrogation. In the event an Indemnifying Party shall be required to
          -----------
provide the indemnification under this Article VIII, the Indemnifying Party shall subrogate to assume and enjoy the benefit of all of the rights in claims (including cross-claims and counter-claims) of the Indemnified Party in connection with the Damages for which indemnification is provided, including, without limitation, any rights of the Indemnified Party to any surety indemnification, reimbursement, or contribution against or from other parties.


                                  ARTICLE IX

                                  TERMINATION
                                  -----------

     9.01 Termination of Agreement. The parties may terminate this Agreement
          ------------------------
prior to the Closing as follows:

          (a) The Purchaser, the Seller and the Shareholder may terminate this Agreement at any time by mutual written consent;

          (b) The Purchaser may terminate this Agreement by giving written notice to the Seller and the Shareholder if the Closing shall fail to occur on or prior to September 30, 2000 by reason of the failure of any condition precedent under Section 7.01 hereof (unless the failure results primarily from a breach by the Purchaser or HCC of any representation, warranty or covenant contained in this Agreement); or

          (c) the Seller and the Shareholder may terminate this Agreement by giving written notice to the Purchaser if the Closing shall fail to occur on or prior to September 30, 2000 by reason of the failure of any condition precedent under Section 7.02 hereof (unless the failure results primarily from a breach by the Seller or the Shareholder of any representation, warranty or covenant contained in this Agreement); or

          (d) either the Purchaser and HCC or the Seller and the Shareholder may terminate this Agreement on 20 days written notice if the other party is in material breach of any of the representations, warranties or covenants in this Agreement and such breach is not cured in all material respects within such 20-day period.

     9.02  Effect of Termination. If this Agreement is terminated pursuant to
           ---------------------
Section 9.01, (a) each of the parties will redeliver to the party furnishing the same or destroy all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; (b) no party shall make or issue, or cause to be made or issued, any announcement or written statement concerning termination of this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other parties except as required by law or legal process; and (c) this Agreement shall become wholly void and of no force or effect, without any liability or further obligation on the part of the Seller, Shareholder or the Purchaser or any director, officer, or principal thereof, except for liabilities of a party hereto to another arising from a breach of this Agreement prior to termination in accordance with
Section 9.01 (including without limitation the breach of a representation or covenant that results in the failure of the Closing to occur) and except that the provisions set forth in this Section 9.02 shall survive such termination.


                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     10.01 Notices. All notices, requests, demands, consents or waivers and
           -------
other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by telecopy (with immediate confirmation), one business day after being sent if by nationally recognized overnight courier or if mailed, then four days after being sent by certified or registered mail, return receipt requested with postage prepaid:

                 (i) If to the Seller or the Shareholder, to:

                        Drug Emporium, Inc.
                        155 Hidden Ravines Drive
                        Powell, OH 43065
                        Attention: David Kriegel
                        Facsimile: (740) 548-6651

                     with a copy to:

                        Kegler, Brown, Hill & Ritter Co., L.P.A.

                        65 East State Street, Suite 1800
                        Columbus, OH 43215
                        Attention: John R. Thomas
                        Facsimile: (614) 464-2634

                 (ii) If to the Purchaser, to:

                        HealthCentral.com
                        6001 Shellmound Street, Suite 800
                        Emeryville, CA 94608
                        Attention: C. Fred Toney
                        Facsimile: (510) 250-2525

                      with a copy to:

                        Howard, Rice, Nemerovski,
                        Canady, Falk & Rabkin, P.C.
                        Three Embarcadero Center
                        Seventh Floor
                        San Francisco, CA 94111-4065
                        Attention: Richard W. Canady
                        Facsimile: (415) 217-5910

or, in each case, to such other person or address as any party shall furnish to the other parties in writing.

     10.02 Binding; No Assignment. This Agreement and all of the provisions
           ----------------------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Seller or the Shareholder without the prior written consent of the Purchaser. The Purchaser may assign all or part of this Agreement and its rights hereunder (a) to an Affiliate or (b) from and after the Closing to a person, not a party to this Agreement, who acquires substantially all of the assets of such party and who assumes all of the obligations of such party hereunder, provided in each such case that no such assignment shall release such party from its duties and obligations hereunder.

     10.03 Severability. If in any jurisdiction, any provision of this Agreement
           ------------
or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

     10.04 Governing Law; Consent to Jurisdiction and Venue; Attorneys' Fees.
           -----------------------------------------------------------------

           (a) All of the terms, conditions, and other provisions of this Agreement shall be interpreted and governed by reference to the laws of the State of Delaware, and any dispute arising therefrom and the remedies available shall be determined in accordance with such laws without giving effect to the principles of conflicts of law.

           (b) If any legal proceeding arises in connection with this Agreement, in addition to any other remedy at law or in equity sought or obtained by the prevailing party, the loosing party shall pay the reasonable legal and other fees and all costs of the prevailing party incurred in connection with those proceedings.

     10.05 Counterparts. This Agreement may be executed simultaneously in two or
           ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.06 Headings. The title of this Agreement and the headings of the
           --------
Sections and Articles of and the Schedules to this Agreement are for reference purposes only and shall not be used in construing or interpreting this Agreement.

     10.07 Entire Agreement; Amendment; Waiver. This Agreement and the Related
           -----------------------------------
Documents delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, representations or warranties, whether oral or written, by any party hereto or any officer, director, employee or representative of any party hereto. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party to be charged therewith. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     10.08 Third Parties. Except as specifically set forth or referred to
           -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

     10.09 No Presumption. The Seller and the Purchaser have each participated
           --------------
in the negotiation and drafting of this Agreement and have each been represented throughout to his or its satisfaction by legal counsel of its choosing. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     10.10 Gender; Tense, Etc. Where the context or construction requires, all
           ------------------
words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

     10.11 Reference to Days. All references to days in this Agreement shall be
           -----------------
deemed to refer to calendar days, unless otherwise specified.

                 [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, on the day and year first above written.

                                         HealthCentral.com

                                         By: /s/ C. Fred Toney
                                            -------------------------------
                                            Name: C. Fred Toney
                                            Title: Executive Vice President and
                                            Chief Financial Officer


                                         HCC Subsidiary Corp.

                                         By: /s/ C. Fred Toney
                                            -------------------------------
                                            Name: C. Fred Toney
                                            Title: President


                                         DrugEmporium.com, Inc.

                                         By: /s/ Henry Loubet
                                            -------------------------------
                                            Name: Henry Loubet
                                            Title: Vice Chairman and Secretary


                                         Drug Emporium, Inc.

                                         By: /s/ Terry Moore
                                            -------------------------------
                                         Name: Terry Moore
                                         Title: Chief Financial Officer

                                   EXHIBITS
                                   --------


Exhibit 2.01(b)(i)     Series A Certificate of Designation and Preferences
Exhibit 2.01(b)(ii)    Series B Certificate of Designation and Preferences
Exhibit 2.01(b)(iii)   Series C Certificate of Designation and Preferences
Exhibit 2.06           Form of Escrow Agreement
Exhibit 2.07           Form of Services Agreement
Exhibit 3.02(a)        Bill of Sale
Exhibit 3.02(b)(i)     Assignment of Trademark
Exhibit 3.02(b)(ii)    Assignment of Domain Name
Exhibit 3.02(c)(i)     Assignment and Assumption Agreement
Exhibit 3.02(c)(ii)    Assignment and Assumption Agreement
Exhibit 3.02(h)        Form of Power of Attorney
Exhibit 3.02(k)        Form of Opinion of Counsel to the Seller
Exhibit 3.02(l)(i)     Form of Employment Agreement
Exhibit 3.02(l)(ii)    Form of Non-Competition Agreement
Exhibit 3.03(c)        Form of Assumption Agreement
Exhibit 3.03(f)        Form of Opinion of Counsel to the Purchaser
Exhibit 7.01(j)        Form of Officer's Certificate
Exhibit 7.01(l)        Form of Nondisturbance Agreement
Exhibit 7.02(i)        Form of Officer's Certificate

ANNEX I              Purchase Price Certificate

SCHEDULES

Schedule 1.01(a)     Owned Tangible Property
Schedule 1.01(b)     Leased Tangible Property
Schedule 1.01(c)     Inventory
Schedule 1.01(d)     Prepaid Expenses and Deposits
Schedule 1.01(e)     Intellectual Property
Schedule 1.01(g)     Existing Contracts
Schedule 1.01(j)     Government Authorizations
Schedule 2.02(a)     Excluded Agreements
Schedule 2.03(a)(i)  Assumed Current Liabilities
Schedule 2.03(a)(ii) Assumed Lease Obligations
Schedule 4.03        Conduct of Business
Schedule 5.01        Organization
Schedule 5.02        Capital Stock and Related Matters
Schedule 5.05        No Violation
Schedule 5.06        Consents and Approvals
Schedule 5.07        Financial Statements
Schedule 5.08        Interim Operations
Schedule 5.09        Undisclosed Liabilities
Schedule 5.10        Taxes
Schedule 5.11(a)     Condition of Property
Schedule 5.11(b)     Condition of Inventory
Schedule 5.12        Contracts & Commitments
Schedule 5.12(a)     Contracts & Commitments (Exceptions)
Schedule 5.13        Intellectual Property and Technology
Schedule 5.13(d)     Licenses and Claims
Schedule 5.14        Title to Assets
Schedule 5.15(a)     Environmental Matters (Compliance)
Schedule 5.15(b)     Environmental Matters (Permits)
Schedule 5.15(c)     Environmental Matters (Claims)
Schedule 5.16        Insurance
Schedule 5.17(a)     Employees and Labor Relations (Exceptions)
Schedule 5.17(b)     Employees and Labor Relations (Employees)
Schedule 5.17(e)     Employees and Labor Relations (Notice of Termination)
Schedule 5.18        Licenses; Permits
Schedule 5.19(a)     Litigation (Exceptions)
Schedule 5.19(b)     Litigation (Products Liability)
Schedule 5.21        Employment Benefit Plans; ERISA
Schedule 5.22        Customers and Vendors
Schedule 5.23(a)     Owned Real Property
Schedule 5.23(b)     Real Property Leases
Schedule 5.23(c)     Real Property (Exceptions)

Schedule 5.23(f)   Improvements (Exceptions)
Schedule 5.23(g)   Threatened Cancellations etc.
Schedule 5.23(h)   Adverse Facts
Schedule 5.23(i)   Rents and Royalties
Schedule 5.26      Related-Party Transactions
Schedule 6.08      Undisclosed Liabilities
Schedule 6.09      Taxes
Schedule 6.10      Intellectual Property and Technology
Schedule 6.10(d)   Licenses Granted to Third Parties
Schedule 6.11      Title to Assets
Schedule 6.12(a)   Environmental Laws
Schedule 6.12(b)   Environmental Permits
Schedule 6.12(c)   Environmental Claims
Schedule 6.14(a)   Litigation
Schedule 6.14(b)   Warranties and Guarantees

                                      -3-